Exhibit 10.7

AWARD/CONTRACT

1. This Contract Is A Rated Order Under DPAS (15 CFR 350) ▶ Rating DOA6

2. Contract (Proc. Inst. Ident.) No.	3. Effective Date	4. Requisition/Purchase Request/Project No.
W52P1J-09-D-0066	2009SEP28	SEE SCHEDULE

5. Issued By Code W52P1J

ROCK ISLAND CONTRACTING CENTER
CCRC-AM
CARL MCDONALD (309)782-3916
ROCK ISLAND, IL 61299-8000
BLDGS 350 & 390 & 60

e-mail address: CARL.MCDONALD1@US.ARMY.MIL

6. Administered By (If Other Than Item 5) Code S3403A

DCMA AMMUNITION GROUP
DCMAG-MSM
BLDG 1, ARDEC
PICATINNY, NJ 07806-5000

SCD B PAS NONE ADP PT HQ0337

7. Name And Address Of Contractor (No., Street, City, County, State and Zip Code)

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
125 SOUTH EAST SWISHER RD
MAYO, FL 32066-6407

TYPE BUSINESS: Other Small Business Performing in U.S.

Code 4DHN8 Facility Code

8. Delivery

[X] FOB Origin [ ] Other (See Below)

9. Discount For Prompt Payment

10. Submit Invoices (4 Copies Unless Otherwise Specified) To The Address Shown In: ▶ Item 12

11. Ship To/Mark For Code

SEE SCHEDULE

12. Payment Will Be Made By Code HQ0337

DFAS - COLUMBUS CENTER
NORTH ENTITLEMENT OPERATIONS
P.O. BOX 182266
COLUMBUS, OH 43218-2266

13. Authority For Using Other Than Full And Open Competition:

[ ] 10 U.S.C. 2304(c)( ) [ ] 41 U.S.C. 253(c)( )

14. Accounting And Appropriation Data

15A. Item No.	15B. Supplies/Services	15C. Quantity	15D. Unit	15E. Unit Price	15F. Amount
SEE SCHEDULE	CONTRACT TYPE: Firm-Fixed-Price	KIND OF CONTRACT: Supply Contracts and Priced Orders			

Contract Expiration Date: 2013DEC31

15G. Total Amount Of Contract → $0.00

16. Table Of Contents

Contracting Officer Will Complete Item 17 Or 18 As Applicable

17. [ ] **Contractor's Negotiated Agreement** (Contractor is required to sign this document and return _______ copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [X] **Award** (Contractor is not required to sign this document.) Your offer on Solicitation Number W52P1J08R0085, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. Name And Title Of Signer (Type Or Print)

20A. Name Of Contracting Officer

TROY VANHYFTE
TROY.VANHYFTE@US.ARMY.MIL (309)782-1702

19B. Name of Contractor	19c. Date Signed	20B. United States Of America	20C. Date Signed
By ______________________ (Signature of person authorized to sign)		By /SIGNED/ (Signature of Contracting Officer)	2009SEP28

SECTION A - SUPPLEMENTAL INFORMATION

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm

	Regulatory Cite	Title	Date
A-1	52.204-7000 LOCAL	ONLINE REPRESENTATIONS AND CERTIFICATIONS APPLICATION (ORCA)	JUN/2005

Notice to All Contractors: In a final rule contained in the Federal Acquisition Circular 01- 26 (Item I, FAR Case 2002-24) published in the Federal Register on December 20, 2004, the Federal Acquisition Regulation was amended to require offerors to submit representations and certifications electronically via the Business Partner Network. Offerors shall complete an Online Representations and Certifications Application (ORCA) as soon as possible. This solicitation requires online certifications and representations. Failure to complete the ORCA registration may make the offeror ineligible for award. The ORCA can be found at http://orca.bpn.gov.

(End of narrative)

(AS7002)

A-2	52.246-4536 LOCAL	SUPPLEMENTAL INFORMATION FOR 2-D BAR CODING VERIFICATION	JUL/2005

(a) The following website and guide are provided as reference and to assist in understanding and constructing 2-D bar code item identification labels.

(1) Website for government developed bar code software, Joint Munitions Bar Code Labeler (JMBL) is:

http://www.savi.com/downloads/JMBL/index.html

(2) An introductory guide, "The Requirements and Implementation of 2-D Bar Codes on Munitions", is available upon request from HQ, JMC, AMSJM-CDA, 309-782-5206.

(b) The guide will give you background information on the what and why of 2-D bar codes for exterior shipping containers (boxes, cans, etc.) and unitized (palletized) loads. The website makes available software originally developed for government-owned, government-operated facilities. The software generates MIL-STD-129P compliant ammunition identification labels, and supports specific printers and label stock which conform to the requirements of MIL-PRF-61002A. The website also contains software user's and administrator's guides you may find helpful. The software is now made available to JMC suppliers at no charge, but comes with no warranty or support of any kind.

(End of narrative)

(AS7003)

A-3	52.252-4500 LOCAL	FULL TEXT CLAUSES	APR/2006

(a) This contract incorporates one or more clauses and provisions by reference, with the same force and effect as if they were set forth in full text. Upon request the Contracting Officer will make their full text available.

(b) The entire body of full text regulatory clauses and provisions are no longer included in solicitations or contracts. These clauses and provisions have the same force and effect as if the entire full text was included in the solicitation/ contract. Where text has been removed three asterisks are put in its place (***).

(c) You can view or obtain a copy of all clauses and provisions on the Internet at: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm. Click on command unique first to locate the clause. If it is not located under command unique click on regulatory to find.

(d) All full text clauses have a 6 or 7 as the third digit of the clause number (i.e., AS7000).

(End of narrative)

(AS7001)

W52P1J-09-D-0066

ITEMS: M117, SIMULATOR, BOOBY TRAP, FLASH, NSN: 1370-01-536-8393; DODIC L598
M118, SIMULATOR, BOOBY TRAP, ILLUMINATING, NSN: 1370-01-536-8398; DODIC L599
M119, SIMULATOR, BOOBY TRAP, WHISTLING, NSN 1370-01-536-8400; DODIC L600

1. THIS DOCUMENT REPRESENTS THE CONTRACT AWARD OF REQUEST FOR PROPOSAL (RFP) W52P1J-08-R-0085 FOR THE M117 SIMULATOR, BOOBY TRAP, FLASH, NSN: 1370-01-536-8393, L598, P/N: 13013039; M118 SIMULATOR, BOOBY TRAP, ILLUMINATING, NSN: 1370-01-536-8398, L599, P/N: 13013040; AND M119 SIMULATOR, BOOBY TRAP, WHISTLING, NSN: 1370-01-536-8400, L600, P/N: 13013041 TO BULOVA TECHNOLOGIES ORDNANCE SYSTEMS, LLC. THE BASIC CONTRACT NUMBER IS W52P1J-09-D-0066.

2. THIS CONTRACT AWARD REPRESENTS A FIVE-YEAR INDEFINITE DELIVERY - INDEFINITE QUANTITY (IDIQ) CONTRACT AND IS BEING AWARDED ON A BEST VALUE BASIS. ANY REQUIREMENTS AWARDED UNDER THIS CONTRACT WILL BE OBLIGATED ON INDIVIDUAL DELIVERY ORDERS AND IN ACCORDANCE WITH THE PRICING MATRIX (ATTACHMENT 0001) SUBMITTED BY BULOVA UNDER RFP W52P1J-08-R-0085.

3. THE SIGNED PROPOSAL SUBMITTED BY BULOVA TECHNOLOGIES ORDNANCE SYSTEMS, LLC., IN RESPONSE TO RFP W52P1J-08-R-0085 IS HEREBY INCORPORATED BY REFERENCE AS ATTACHMENT 0022.

4. FIRST ARTICLE TESTING (FAT) MAY BE REQUIRED FOR ALL THREE BOOBY TRAP SIMULATORS AND WILL BE PERFORMED BY THE CONTRACTOR. FIRST ARTICLE TESTING MAY BE REQUIRED FOR POTENTIAL FOLLOW-ON ORDERS. THE FIRST ARTICLE TESTS, IF REQUIRED, SHALL BE PERFORMED WITHIN 360 DAYS AFTER ISSUANCE OF DELIVERY ORDER 0001, AND FIRST ARTICLE TESTS FOR POTENTIAL FOLLOW-ON ORDERS SHALL BE WITHIN 210 DAYS OF PLACEMENT OF ORDER, IF FAT IS REQUIRED. FAT DISPOSITION (APPROVAL/CONDITIONAL APPROVAL/DISAPPROVAL) WILL BE WITHIN 30 DAYS AFTER RECEIVING THE FAT REPORT. PRODUCTION DELIVERIES MUST COMMENCE NO LATER THAN 45 DAYS FROM FAT REPORT APPROVAL.

5. AWARD IS MADE ON AN F.O.B. ORIGIN BASIS.

6. THE GOVERNMENT DOES NOT GUARANTEE QUANTITY IN ANY YEAR OF THE CONTRACT PERIOD, WITH THE EXCEPTION OF THE GUARANTEED MINIMUM QUANTITIES IN ORDERING PERIOD 1. THE MINIMUM QUANTITIES OF 44,000 EA. M117 SIMULATORS AND 25,000 EA. M118 SIMULATORS ARE THE ONLY GUARANTEED MINIMUM QUANTITIES TO BE ISSUED UNDER THIS IDIQ PROCUREMENT AND REPRESENT THE MINIMUM QUANTITY AS DEFINED BY, AND REFERENCED IN FAR 16.504 AND FAR 52.216-22, AND OTHER CLAUSES CONTAINED WITHIN THIS CONTRACT DOCUMENT EITHER IN FULL TEXT OR BY REFERENCE. THE GUARANTEED MINIMUM QUANTITIES WILL BE ISSUED IN DELIVERY ORDER 0001, NEAR THE TIME OF THE AWARD OF THIS IDIQ CONTRACT. ALL OTHER QUANTITIES REPRESENTED ARE ESTIMATES ONLY AND DO NOT BIND THE GOVERNMENT IN ANY WAY. AN AWARD UNDER THIS SOLICITATION IN NO WAY OBLIGATES THE GOVERNMENT TO PLACE ANY ADDITIONAL ORDERS, BEYOND THE GUARANTEED MINIMUM QUANTITY.

7. THE MINIMUM AND MAXIMUM ESTIMATED QUANTITY ORDERING RANGES, AS SHOWN ON THE PRICING MATRIX AT ATTACHMENT 0001, ARE PROVIDED SOLELY FOR THE PURPOSE OF ESTABLISHING REASONABLE RANGES OF QUANTITIES AGAINST WHICH TO PROVIDE PRICES, AND TO ESTABLISH ORDERING LIMITATIONS IN THE EVENT THAT ORDERS BEYOND THE GUARANTEED MINIMUM QUANTITIES ARE ISSUED BY THE GOVERNMENT. ALSO, SEE FAR 52.216-19 TITLED "ORDER LIMITATIONS".

8. THE ORDERING PERIODS ARE AS FOLLOWS:

ORDERING PERIOD 1	DATE OF AWARD THRU 31 DECEMBER 2009
ORDERING PERIOD 2	1 JANUARY 2010 THRU 31 DECEMBER 2010
ORDERING PERIOD 3	1 JANUARY 2011 THRU 31 DECEMBER 2011
ORDERING PERIOD 4	1 JANUARY 2012 THRU 31 DECEMBER 2012
ORDERING PERIOD 5	1 JANUARY 2013 THRU 31 DECEMBER 2013

UNIT PRICES WILL BE EFFECTIVE FOR EACH CALENDAR YEAR. DELIVERY ORDERS ISSUED AGAINST THE CONTRACT WILL REFLECT THE APPLICABLE UNIT PRICES (WHICH MAY BE LATER CHANGED DUE TO THE CUMULATIVE PRICING SCHEME THAT IS SET FORTH BELOW) FOR THE TOTAL QUANTITIES (PER ITEM) AWARDED AT THE TIME THE DELIVERY ORDER IS PLACED. ALL DELIVERY ORDERS MAY BE ISSUED UNILATERALLY BY THE GOVERNMENT WITH FIRM DELIVERY DATES AT THE UNIT PRICES CORRESPONDING TO THE APPLICABLE QUANTITY AND ORDERING PERIOD. THE MONTHLY PRODUCTION QUANTITIES TO BE DELIVERED WILL COMMENCE 45 DAYS AFTER FAT APPROVAL.

THE GOVERNMENT WILL HAVE TOTAL (CUMULATIVE) PRICING FOR THE PRODUCTION CLINS AWARDED IN THE MODIFICATIONS THAT ARE ISSUED DURING THE 60 CALENDAR DAYS AFTER THE INITIAL DELIVERY ORDER, IN EACH ORDERING PERIOD. THUS, ALL PRODUCTION CLINS AWARDED DURING THE 60 CALENDAR DAY TIME PERIOD AFTER THE INITIAL DELIVERY ORDER IN EACH ORDERING PERIOD WILL HAVE CUMULATIVE (TOTAL) PRICING. THEREFORE, AT THE END OF THE 60 CALENDAR DAY TIME PERIOD, AFTER THE ISSUANCE OF THE INITIAL DELIVERY ORDER IN EACH ORDERING PERIOD, ALL PRODUCTION CLINS AWARDED DURING THAT 60 CALENDAR DAY TIME PERIOD WILL BE MODIFIED TO REFLECT THE APPROPRIATE UNIT RANGE PRICE ASSOCIATED WITH THAT 60 CALENDAR DAY TIME PERIOD'S CUMULATIVE (TOTAL) PRODUCTION QUANTITY, AND THE TOTAL CONTRACT DOLLAR AMOUNT WILL BE ADJUSTED ACCORDINGLY. ANY PRODUCTION CLINS AWARDED AFTER THE 60 CALENDAR DAY TIME PERIOD HAS ELAPSED SHALL UTILIZE NON-CUMULATIVE PRICING.

THE FOLLOWING THREE SUBPARAGRAPHS DISCUSS THE "MINIMUM" AND "MAXIMUM" ORDER QUANTITIES SET FORTH IN THE "ORDER LIMITATIONS" CLAUSE FAR 52.216-19:

a) IF THE MINIMUM ORDERING QUANTITY (M117 - 25,000, M118 - 10,000, M119 - 10,000) FOR ORDERING PERIODS 2 THROUGH 5 IS SATISFIED, THERE IS NO LONGER A MINIMUM QUANTITY THAT MUST BE MET FOR ANY ADDITIONAL ORDERS PLACED DURING THAT PERIOD (i.e. THE GOVERNMENT MAY ORDER ADDITIONAL QUANTITIES LESS THAN THE MINIMUM QUANTITY FOR EACH ITEM). FOR ADDITIONAL QUANTITIES LESS THAN THE MINIUM QUANTITY, THE UNIT PRICE UTILTZED WILL BE FROM RANGE 1 IN THE APPLICABLE ORDERING PERIOD.

b) HOWEVER, THE MAXIMUM ORDER TOTAL (VARIES BY ITEM) SHALL NOT BE EXCEEDED DURING EACH ORDERING PERIOD WITHOUT THE CONTRACTOR'S APPROVAL IN ACCORDANCE WITH THE "ORDER LIMITATIONS" CLAUSE FAR 52.216-19.

c) THE MAXIMUM ORDER TOTAL QUANTITIES FOR ALL ORDERING PERIODS ON EACH OF THE ITEMS ARE AS FOLLOWS:

M117 BT FLASH	(CLIN 0001) 1,375,000 EACH
M118 BT ILLUMINATING	(CLIN 0002) 1,000,000 EACH
M119 BT WHISTLING	(CLIN 0003) 1,000,000 EACH

NEVERTHELESS, PLEASE NOTE THAT THE GOVERNMENT DOES NOT GUARANTEE QUANTITY IN ANY YEAR OF THE CONTRACT PERIOD WITH THE EXCEPTION OF THE GUARANTEED MINIMUMS THAT WILL BE ISSUED DURING ORDERING PERIOD 1.

9. ALL DELIVERY ORDERS MAY BE ISSUED UNILATERALLY BY THE GOVERNMENT WITH FIRM DELIVERY DATES AT THE UNIT PRICE CORRESPONDING TO THE ORDERING PERIOD.

10. ACCELERATED DELIVERIES ARE NOT ACCEPTABLE WITHOUT OBTAINING PRIOR PCO APPROVAL.

11. TECHNICAL DATA PACKAGE (TDP) REVIEW: A TDP REVIEW SHALL BE PERFORMED IAW SECTION C SOW (PAGE 16, C.1). THE TDP ANALYSIS REPORT SHALL BE SUBMITTED IN ACCORDANCE WITH EXHIBITS A, B, AND C, CDRL A016 WITHIN 30 DAYS AFTER CONTRACT AWARD.

12. PRODUCIBILITY ANALYSIS: A PRODUCIBILITY ANALYSIS SHALL BE PERFORMED IAW SECTION C SOW (PAGE 17, C.2). THE PRODUCIBILITY ANALYSIS REPORT SHALL BE SUBMITTED IN ACCORDANCE WITH EXHIBITS A, B, AND C, CDRL A017 WITHIN 90 DAYS AFTER CONTRACT AWARD.

13. THE COGNIZANT CONTRACT SPECIALIST IS CARL MCDONALD (309) 782-3916 AND EMAIL CARL.MCDONALD1@US.ARMY.MIL AND THE PROCURING CONTRACTING OFFICER IS TROY VANHYFTE, CCRC-AM (309) 782-1702 AND EMAIL TROY.VANHYFTE@US.ARMY.MIL.

14. THE ISSUING OFFICE OF THIS CONTRACT IS THE ONLY AUTHORIZED ORGANIZATION ALLOWED TO PLACE DELIVERY ORDERS AGAINST THIS CONTRACT.

*** END OF NARRATIVE A0004 ***

Name of Offeror or Contractor: BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS				
0001	SIMULATOR, BOOBY TRAP, FLASH M117 SECURITY CLASS: Unclassified NSN: 1370-01-536-8393 PART NUMBER: 13013039 ALL UNIT PRICES WILL BE IN ACCORDANCE WITH BULOVA'S PRICING MATRIX, WHICH IS SECTION J ATTACHMENT 0001 OF THIS CONTRACT. FOB: Origin (End of narrative B001) Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin		EA		
0002	SIMULATOR, BOOBY TRAP, ILLUMINATING M118 SECURITY CLASS: Unclassified NSN: 1370-01-536-8398 PART NUMBER: 13013040 ALL UNIT PRICES WILL BE IN ACCORDANCE WITH BULOVA'S PRICING MATRIX, WHICH IS SECTION J ATTACHMENT 0001 OF THIS CONTRACT. FOB: Origin (End of narrative B001) Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin		EA		
0003	SIMULATOR, BOOBY TRAP, WHISTLING M119 SECURITY CLASS: Unclassified NSN: 1370-01-536-8400 PART NUMBER: 13013041		EA		

Name of Offeror or Contractor: BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	ALL UNIT PRICES WILL BE IN ACCORDANCE WITH BULOVA'S PRICING MATRIX, WHICH IS SECTION J ATTACHMENT 0001 OF THIS CONTRACT. FOB: Origin (End of narrative B001) Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin				
0004	FIRST ARTICLE TEST- M117 BT FLASH SECURITY CLASS: Unclassified ALL FAT PRICES WILL BE IN ACCORDANCE WITH BULOVA'S PRICING MATRIX, WHICH IS SECTION J ATTACHMENT 0001 OF THIS CONTRACT. INSPECTION: ORIGIN ACCEPTANCE: ORIGIN (End of narrative B001)		LO		
0005	FIRST ARTICLE TEST- M118 BT ILLUMINATING SECURITY CLASS: Unclassified ALL FAT PRICES WILL BE IN ACCORDANCE WITH BULOVA'S PRICING MATRIX, WHICH IS SECTION J ATTACHMENT 0001 OF THIS CONTRACT. INSPECTION: ORIGIN ACCEPTANCE: ORIGIN (End of narrative B001)		LO		
0006	FIRST ARTICLE TEST- M119 BT WHISTLING SECURITY CLASS: Unclassified ALL FAT PRICES WILL BE IN ACCORDANCE WITH BULOVA'S PRICING MATRIX, WHICH IS SECTION J ATTACHMENT 0001 OF THIS CONTRACT.		LO		

Name of Offeror or Contractor: BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	INSPECTION: ORIGIN ACCEPTANCE: ORIGIN (End of narrative B001)				
0007	ENGINEERING SERVICES SECURITY CLASS: Unclassified THIS IS AN UNPRICED CLIN FOR ENGINEERING SERVICES (REFERENCE SECTION C SOW). INDIVIDUAL ACTIONS WILL BE NEGOTIATED IN ACCORDANCE WITH SECTIONS C & H. (End of narrative B001)				
0008	CDRLS DD FORM 1423 SECURITY CLASS: Unclassified THE CONTRACTOR SHALL PREPARE AND DELIVER THE TECHNICAL DATA IN ACCORDANCE WITH THE REQUIREMENTS, QUANTITIES, AND SCHEDULES SET FORTH IN THE CONTRACT DATA REQUIREMENTS LIST (DD FORM 1423), EXHIBITS A, B, AND C IN SECTION J. (End of narrative B001) Inspection and Acceptance INSPECTION: Destination ACCEPTANCE: Destination			$ ** NSP **	$ ** NSP **
0009	ACCEPTANCE INSPECTION EQUIPMENT (AIE) SECURITY CLASS: Unclassified			$ ** NSP **	$ ** NSP **

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	INITIAL AIE SUBMISSION SHALL BE SUBMITTED WITHIN 180 DAYS AFTER CONTRACT AWARD. THE GOVERNMENT WILL PROVIDE DISPOSITION WITHIN 45 DAYS AFTER RECEIPT. REFERENCE CDRL A006 IN EXHIBITS A, B, & C (End of narrative B001) Inspection and Acceptance INSPECTION: Destination ACCEPTANCE: Destination				

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm

	Regulatory Cite	Title	Date
C-1	52.210-4501 LOCAL	DRAWINGS/SPECIFICATIONS	MAR/1988

(a) In addition to the drawing(s) and/or specifications listed below, other documents which are part of this procurement and which apply to Preservation/Packaging/Packing and Inspection and Acceptance are contained elsewhere.

(b) The following drawing(s) and specifications are applicable to this procurement:

SIMULATOR, BOOBY TRAP, FLASH M117 (NSN 1370-01-536-8393): Drawings and specifications in accordance with enclosed Technical Data Package Listing - TDPL - 13013039:19200 with revisions in effect as of 12 NOVEMBER 2008.

SIMULATOR, BOOBY TRAP, ILLUMINATING M118 (NSN 1370-01-536-8398): Drawings and specifications in accordance with enclosed Technical Data Package Listing - TDPL - 13013040:19200 with revisions in effect as of 06 NOVEMBER 2008.

SIMULATOR, BOOBY TRAP, WHISTLING M119 (NSN 1370-01-536-8400): Drawings and specifications in accordance with enclosed Technical Data Package Listing - TDPL - 13013041:19200 with revisions in effect as of 05 NOVEMBER 2008.

The Following Engineering Exceptions Apply To This Procurement Action(s):

To all drawings and associated documents without a distribution statement, add Distribution A.

Change Distribution Statement from "B" to "A" for spec MIL-DTL-11195

Drawings 8848590 and 9354577, Note 3: Delete TT-E-516 and Replace with MIL-DTL-11195.

Drawing 8848590, Notes 10 & 11: Delete Vendor Part Numbers 8870K17 and 080181-000S.

Drawing 9354577, Notes 8 & 9: Delete Vendor Part Numbers 8870K17 and 080181-000S.

Drawing 13013128, MIL-Q-378 is still valid on the TDPL.

Drawing 130130376, In Note 10: Change from: ".PACK SIMULATORS WHILE STILL WARM." to: ". ONCE REMOVED FROM OVEN SIMULATORS SHALL NOT BE ALLOWED COOL BELOW 80 DEGREES F OR AMBIENT TEMPERATURE BEFORE PACKAGING IN VAPOR BARRIER BAG."

QS 8794342, Sheet 2, Part III: Add an additional column "VERIFICATION LEVEL" to the right of "INSPECTION METHOD" and add verification level "IV" for Major 101, and verification level "II" for Minor 201.

SIMULATOR, BOOBY TRAP, FLASH M117 (NSN 1370-01-536-8393), THE FOLLOWING EXCEPTIONS APPLY:

MIL-S-10521K, Quality Conformance Inspection Tables (4.4.2.X): Change all Criticals from "100%" to "100% and VII", all Majors from "0.40%" to "IV" and change all Minors from "0.65%" or "1.00%" to "II".

TDPL:

DOCUMENT	DELETE	SUBSTITUTE	ADD
150-2-1	Rev L	-	-
ACV00561	Rev E	-	-
ACV00561	-	-	Rev F
TT-E-516	X	MIL-DTL-11195	-
8870K17	X	-	-
080181-000S	X	-	-
1948-4116	-	-	Rev
HCSDS 19	-	-	Rev G
HCSDS 20	-	-	Rev L
HCSDS 32	-	-	Rev F
HCSDS 38	-	-	Rev F
HCSDS 42	-	-	Rev C

HCSDS 43	-	-	Rev D
HCSDS 223	-	-	Rev F
ECP R07K3015	-	-	NOR 4 (Sht 5)
ECP R08Q2008	-	-	NOR 1 (Sht 2)
ECP R08Q2008	-	-	NOR 2 (Sht 3)
ECP R08Q2008	-	-	NOR 3 (Sht 4)
ECP R08Q2008	-	-	NOR 4 (Sht 5)
ECP R08Q2008	-	-	NOR 5 (Sht 6)
ECP R08Q2008	-	-	NOR 6 (Sht 7)
ECP R08K2070	-	-	NOR 1 (Sht 2)
ECP R08K2070	-	-	NOR 2 (Sht 3)
ECP R08K2070	-	-	NOR 3 (Sht 4)
ECP R08K2070	-	-	NOR 6 (Sht 7)
ECP R08K2070	-	-	NOR 7 (Sht 8)
ECP R08K2070	-	-	NOR 8 (Sht 9)
ECP R08K2070	-	-	NOR 9 (Sht 10)
ECP R08K2070	-	-	NOR 10 (Sht 11)
ECP R08K2070	-	-	NOR 11 (Sht 12)
ECP R08K2070	-	-	NOR 12 (Sht 13)
ECP R08K2070	-	-	NOR 13 (Sht 14)
ECP R08K2070	-	-	NOR 16 (Sht 17)

<u>SIMULATOR, BOOBY TRAP, ILLUMINATING M118 (NSN 1370-01-536-8398)</u>, THE FOLLOWING EXCEPTIONS APPLY:

MIL-S-10555H, On page 1, paragraph 2.1, Under Military Specifications:
Delete: "MIL-A-48078 # Ammunition, Standard Quality Assurance Provisions, General Specification For"

MIL-S-10555H, On page 2, paragraph 2.1, Under Military Standards:
Change from: "MIL-STD-105 # Sampling Procedures and Tables for Inspection by Attributes (ABC-STD-105) "
Change to: "MIL-STD-1916 # DOD Preferred Method for Acceptance of Product"

MIL-S-10555H, On page 9 paragraph 4.4.2:
Delete paragraph 4.4.2 and replace with: "4.4.2 Examination. (See MIL-STD-1916). Unless otherwise specified in the classification of defects and test tables, sampling plans for major and minor defects shall be in accordance with Inspection sampling requirements for Criticals, Major and Minor characteristics are defined in MIL-STD-1916, Table I and Table II. Critical characteristics shall be addressed in accordance with MIL-STD-1916, Major characteristics shall be Level IV and Minor characteristics shall be Level II except where indicated. "

MIL-S-10555H, For paragraphs 4.4.2.X, (Quality Conformance Inspection Tables):
Change all Criticals from "100%" to "100% and VII", all Majors from "0.40%" to "IV" and change all Minors from "0.65%" or "1.00%" to "II".

MIL-S-10555H, On page 39:
Add: "4.4.4.1 Inspection equipment accuracy. Inspection equipment used for acceptance of product shall be capable of repeatable measurements, by various experienced inspection/test personnel, to an accuracy of 10% of the total tolerance of the characteristic being inspected. "

MIL-S-10555H, On page 47 Under paragraph 6.2 (c):
Change from: "MIL-A-48078"
Change to: "MIL-STD-1916"

MIL-S-10555H, On page 47 Under paragraph 6.3:
Change from: "MIL-A-48078"
Change to: "MIL-STD-1916"

For Drawing 8848588:
Under Notes:
Delete note 4 and note 5

Name of Offeror or Contractor: BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC

TDPL:

DOCUMENT	DELETE	SUBSTITUTE	ADD
150-2-1	Rev L	-	-
ACV00561	Rev E	-	-
ACV00561	-	-	Rev F
TT-E-516	X	MIL-DTL-11195	-
8870K17	X	-	-
080181-000S	X	-	-
1948-4116	-	-	Rev
HCSDS 19	-	-	Rev G
HCSDS 32	-	-	Rev F
HCSDS 226	-	-	Rev E
HCSDS 864	-	-	Rev D
HCSDS 1290	-	-	Rev -
ECP R07K3015	-	-	NOR 4 (Sht 5)
ECP R08Q2008	-	-	NOR 2 (Sht 3)
ECP R08Q2008	-	-	NOR 4 (Sht 5)
ECP R08Q2008	-	-	NOR 5 (Sht 6)
ECP R08K2070	-	-	NOR 1 (Sht 2)
ECP R08K2070	-	-	NOR 2 (Sht 3)
ECP R08K2070	-	-	NOR 4 (Sht 5)
ECP R08K2070	-	-	NOR 5 (Sht 6)
ECP R08K2070	-	-	NOR 6 (Sht 7)
ECP R08K2070	-	-	NOR 8 (Sht 9)
ECP R08K2070	-	-	NOR 9 (Sht 10)
ECP R08K2070	-	-	NOR 10 (Sht 11)
ECP R08K2070	-	-	NOR 11 (Sht 12)
ECP R08K2070	-	-	NOR 12 (Sht 13)
ECP R08K2070	-	-	NOR 13 (Sht 14)
ECP R08K2070	-	-	NOR 15 (Sht 16)

SIMULATOR, BOOBY TRAP, WHISTLING M119 (NSN 1370-01-536-8400), THE FOLLOWING EXCEPTIONS APPLY:

MIL-S-10522K, In the Quality Conformance Inspection Tables (4.4.2.X):
Change all Criticals from "100%" to "100% and VII", all Majors from "0.40%" to "IV" and change all Minors from "0.65%" or "1.00%" to "II".

For Drawing 8848588:
Under Notes:
Delete note 4 and note 5

TDPL:

DOCUMENT	DELETE	SUBSTITUTE	ADD
150-2-1	Rev L	-	-
ACV00561	Rev E	-	-
ACV00561	-	-	Rev F
TT-E-516	X	MIL-DTL-11195	-
8870K17	X	-	-
080181-000S	X	-	-
1948-4116	-	-	Rev
HCSDS 19	-	-	Rev G
HCSDS 226	-	-	Rev E
HCSDS 742	-	-	Rev F
HCSDS 743	-	-	Rev E
ECP R07K3015	-	-	NOR 4 (Sht 5)
ECP R08Q2008	-	-	NOR 2 (Sht 3)
ECP R08Q2008	-	-	NOR 3 (Sht 4)
ECP R08Q2008	-	-	NOR 6 (Sht 7)
ECP R08K2070	-	-	NOR 1 (Sht 2)
ECP R08K2070	-	-	NOR 2 (Sht 3)
ECP R08K2070	-	-	NOR 5 (Sht 6)

ECP R08K2070	-	-	NOR 6 (Sht 7)
ECP R08K2070	-	-	NOR 8 (Sht 9)
ECP R08K2070	-	-	NOR 9 (Sht 10)
ECP R08K2070	-	-	NOR 10 (Sht 11)
ECP R08K2070	-	-	NOR 11 (Sht 12)
ECP R08K2070	-	-	NOR 12 (Sht 13)
ECP R08K2070	-	-	NOR 13 (Sht 14)
ECP R08K2070	-	-	NOR 14 (Sht 15)

INFORMATION FOR AMENDMENT 0002 IS AS FOLLOWS:

FOR MIL-S-10555:
ON PAGE 15, PARAGRAPH 4.4.2.6
UNDER MAJOR, DELETE: 102 PAINT NOT DRY LEVEL IV 3.2 MANUAL
UNDER MINOR, DELETE: 203 BARE SPOT ON PAINTING SURFACE LEVEL II 3.2 VISUAL

FOR MIL-S-10522K:
ON PAGE 12, PARAGRAPH 4.4.2.5
UNDER MAJOR, DELETE: 102 PAINT NOT DRY LEVEL IV 3.2 MANUAL
UNDER MINOR, DELETE: 203 BARE SPOT IN PAINTING SURFACE LEVEL II 3.2 VISUAL

ON PAGE 17, PARAGRAPH 4.4.2.10
UNDER MAJOR B, DELETE: 132 PAINT NOT DRY LEVEL IV 3.2 MANUAL
UNDER MINOR, DELETE: 202 BARE SPOTS IN PAINTED SURFACE LEVEL IV 3.2 VISUAL

(CS6100)

C-2 52.225-4502 LOCAL STATEMENT OF WORK-ENGLISH LANGUAGE DOCUMENTATION FEB/1992

All contractor prepared material to be furnished under this contract shall be written in the English language.

(End of statement of work)

(CS7103)

C-3 52.246-4535 LOCAL STATEMENT OF WORK - AMMUNITION DATA CARDS AND REPORT OF CONTRACTOR BALLISTIC TESTING FEB/2008

Ammunition Data Cards shall be prepared in accordance with MIL-STD-1168 and shall follow the format required by the world wide web application identified as WARP or Worldwide Ammunition-data Repository Program. This shall also include, if required on the DD Form 1423, a Report of Contractor Lot Acceptance/Ballistic Testing. Additional details on both of these WARP applications are provided below. Prior to gaining access to WARP contractor/facility personnel involved in the preparation of ammunition data cards shall obtain a userid and password for the Army Electronic Product Support (AEPS) network. Instructions and help for obtaining an AEPS userid and password are as follows:

(a) AEPS Access Procedures

(1) The Army Electronic Product Support (AEPS) is a Department of Defense logistics website. Entering AEPS will allow you access to the SECURED AREA of the Army Electronic Product Support Network. A username and password are required to enter this area. Only authorized DoD personnel and contractors with current active contracts with DoD will receive access into the AEPS website. If you have a requirement for the AEPS website, you must fill out and submit the AEPS Access Request Form found at the following web address:

http://aeps.ria.army.mil/aepspublic.cfm

(2) You must click on "Access Request Form" and continue through the steps until completion and click on SUBMIT. You are required to provide a supervisor name, email and phone number if you are a DoD civilian or military. Government contractors are required to provide CAGE code, Contract Number and COR/COTR with "Government" email address. All requestors must provide their Information Assurance Security Officer's (IASO, formerly ISSO) name, email, DSN phone and commercial phone.

(3) After submitting the request, your supervisor/COR/COTR will be emailed a copy of your request and will be asked to verify your information before a user ID will be issued. AEPS User ID and AEPS Login Name mean the same. Your supervisor must REPLY back to the email providing the following:

Approval? (YES/NO)
Supervisor Name
Supervisor E-Mail
Supervisor Phone

(4) The COR/COTR must also provide the same information stated above in his/her REPLY plus provide the Contract Expiration Date (format - MM/DD/YYYY).

(5) Upon notification from your supervisor/COR/COTR, you will be emailed an AEPS User Login Name and instructions for logging into the AEPS website. You will use the AEPS password that you assigned to yourself when you filled out the access request form.

(6) Once you gain access to the AEPS website, you can change your personal information when needed to keep your file current.

(b) AEPS HELP-DESK and Problem Reporting Procedures

(1) Reporting Problems - The AEPS Help Desk has several means of reporting problems:

Call 1-888-LOG-HELP (1-888-564-4357) to speak to an AEPS representative
Contact the AEPS Help-Desk at Comm. (309) 782-0699 or DSN 793-0699 or (309) 782-1426 or DSN 793-1426
Contact the AEPS Help-Desk by FAX: (309) 782-1426 or DSN 793-1426
Contact the AEPS Webmaster by Email: Webmaster (martinj2@ria.army.mil)

Each phone call, email or fax is handled in a prompt and courteous manner. Responses to problems are provided by phone and/or email.

(2) Other means to help assist you in identifying your problems can be found on the AEPS Help Section at web link: http://aeps/ria.army.mil/help.cfm

Here you will find Questions and Answers by clicking in either of the two FAQ subcategories reflected under the HELP tab:

FAQs - AEPS Access Request Process or SSL FAQs - Secured Socket Layer

(3) You may also check out our new Frequently Asked Questions (https://aeps.ria.army.mil/aepsqa.cfm) page to get answers on access problems as another means of assistance.

(4) The AEPS Help Section screen http://aeps.ria.army.mil/help.cfm also reflects two other topics that can be clicked on to provide further assistance:

"Password Problems or Request Status" at https://aeps.ria.army.mil/request/info/UserScreen.cfm

"Ask the AEPS Public Help Knowledge Base" at http://aeps.ria.army.mil/help/aepshelpmain.cfm

(c) Worldwide Ammunition-data Repository Program (WARP)

Once you have obtained an AEPS userid and password allowing entry to the secured area of AEPS you can access the WARP application by scrolling to the bottom of the list of AEPS applications. The WARP opening main page and all subsequent pages contain multiple navigational aids to guide you through the process of inputting information necessary for creating a new ammunition data card. An online users manual will provide additional help in the development of an ammunition data card and it is recommended that you download and read the users manual prior to inputting your initial data card. The user's manual also contains screen shots, which depict what the inputter will see during the ADC input process.

(d) Ammunition Data Card Input

ADC input allows current contractors and government facilities the capability to create, and submit for approval, ADCs which meet the format requirement of MIL-STD-1168B. ADCs are automatically forwarded to the respective Governmental Agency Responsible for Acceptance (GARA). The GARA, in most cases the Defense Contract Management Agency (DCMA) Quality Assurance

Representative (QAR), reviews contractor input for accuracy and completeness, and after updating the disposition code for the specific lot, submits the ADC to the database. The inputter is granted access only to ADCs identified with its specific manufacturing code, as identified in MIL-HDBK-1461A, Manufacturer's Symbols. The use of previously inputted ADCs through the TEMPLATE option significantly reduces input effort, while increasing accuracy and consistency of data.

(e) Email Notification

WARP provides immediate, automated notification to process participants when actions are required. When the producer has completed an ADC submission, an email message is routed to the GARA advising that an ADC awaits review and approval. If the GARA approves the ADC as submitted, the ADC is released to the base and an email, with approved data card, is routed back to the originator. If the ADC requires modification or correction to be in accordance with MIL-STD-1168B requirements, an email is provided to the ADC originator advising that corrective action is required prior to approval.

(f) Information Updates

It is important that the System Administrators are apprised when a producer receives a new contract. The producer shall notify ROCK-JMC-WARP@conus.army.mil within 30 days after receipt of a new contract. Information to be included shall be the contract number, item, GARA, Manufacturer's identification symbol and the names of the individuals who will be inputting ADCs into the system. If you are a new producer and do not have a Manufacturer's identification symbol, you can obtain one by sending an email to ROCK-JMC-WARP@conus.army.mil. The email must contain manufacturer's name, address where performance of the contract will take place, and a point of contact.

(g) Report of Contractor Ballistic Testing Module

(1) In addition to its ADC function, WARP also serves as a repository for reports of contractor ballistic (or functional) testing. Whenever the contract requires contractor performance of ballistic testing, the results of such testing shall be captured by you, the performing contractor, within a specially designed Lot Acceptance Test Report (LATR) module.

(2) Within the LATR module, you are required to provide a report of any contractor ballistic testing and to submit the report in electronic fashion via the WWW. The report must be a .pdf file for the upload process to work.

(3) The LATR tab on the WARP opening page provides access to the upload process.

(4) An online users manual will provide additional help in the upload process for a Report of Contractor Ballistic Testing. It is recommended that you download and read the users manual prior to uploading your initial Report of Contractor Ballistic Testing. The users manual also contains screen shots which depict the upload process.

(5) The upload process is simple and direct. After inputting several key pieces of information (contract number, noun, etc.) on the LATR initial page the inputter selects the upload button and the LATR module will browse the inputter's hard drive until the correct file is found. At the click of a button the file is uploaded to WARP and the process is complete.

(End of statement of work)

(CS7200)

C-4 52.246-4536 STATEMENT OF WORK - 2-D BAR CODING VERIFICATION JUL/2005
LOCAL

(a) As a logistics measure to improve inventory, accountability, security and control, the supplier is required to provide 2-D Bar Codes in accordance with MIL-STD-129 and MIL-PRF-61002 and as further detailed in Section D of the contract.

(b) An approval of the supplier's 2-D Bar Code Label is required before any product shall be presented for acceptance to the Government Quality Assurance Representative. Prior to formal submission of product to the Government for acceptance, a first time sample of the supplier's initial 2-D Bar Coding Label, comprising of two (2) each of the exterior pack label and two (2) each of the pallet label, shall be submitted for approval to HQ, US Army Joint Munitions Command, 1 Rock Island Arsenal, ATTN: AMSJM-QAP, Rock Island, IL 61299-6500 to be read by a High Performance Bar Code Verification system.

(c) Within fifteen calendar days, the supplier will be notified electronically of the approval, conditional approval, or disapproval of the submitted 2-D Bar Code Label. A notice of conditional approval shall state any further actions required of the supplier. A notice of disapproval shall cite reasons for the disapproval.

(d) Once approval of the 2-D Bar Code Label is received, the supplier may begin presenting product to the Government for acceptance.

(e) During life cycle management of the product, the Government may randomly perform checks of the integrity and conformity of the 2-D Bar Code labeling that is affixed to the supplier's product.

(f) The supplier is responsible for all costs associated with correcting 2-D Bar Code labels that do not meet contractual requirements.

(End of statement of work)

(CS7300)

C-5 52.246-4563 STATEMENT OF WORK - PROPELLANT REASSESSMENT NOV/2005

a. In order to determine the functional serviceability of propellant prior to loading into a component item, the systems contractor/producer is responsible for submitting a sample for testing of any propellant lot(s) with a date of propellant manufacture/initial reassessment two years or older from time of use:

Headquarters, Army Armament Research, Development and
Engineering Center (ARDEC)
Propellant Laboratory
Attn: AMSTA-AR-WEE-E, Bldg 938
Picatinny Arsenal, NJ 07806-5000

b. The sample or samples shall be submitted not less than 120 days prior to the date that loading is to commence. The following information shall accompany the sample shipment:

(1) Point of contact information at the systems contractor/producers facility.
(2) Lot number(s) and NSN of propellant/propelling charge requiring assessment.
(3) Estimated start date of project requiring reassessment.
(4) Propellant/Propelling Charge Lot number(s).
(5) Serial or identification numbers of the propellant containers/drums.

c. Sample selection will be accomplished by or in the presence of a Government Quality Assurance Representative. The sample shall represent the lot(s) undergoing test.

(1) The following table shall be used when determining the number of representative samples that must be selected:

Propellant Type	# Drums per lot	Sample Size
M2, M9 Flake	1 to 5	1 pound
Spheroidal Ball,	6 to 24	2 pounds*
60, 81 & 120mm	15 to 29	3 pounds*
Mortar, Artillery	30 plus	5 pounds*
Stick	# Boxes per lot	May be cut to appropriate length per QAR to accommodate shipping container
	1 to 5	1 pound
	6 to 14	2 pounds*
	15 to 29	3 pounds*
	30 plus	5 pounds*
Propelling Charges	Standard Units of issue to closely approximate 1/2 pound of charge weight per lot	1/2 pound

*The number of pounds indicates the different number of drums/containers that shall be sampled.

(2) Randomly select the propellant drums/boxes in accordance with the required sample size, and remove to a propellant holding area approved by the Government for a minimum of 36 hours to permit the contents of the drum/boxes to acclimate to ambient temperature. The individual sample containers/bags shall be adjacent to the drums/boxes. One at a time, open each

drum/box and with a clean, brass conductive scoop or a non-sparking cutting device for stick propellant, and remove the required sample, place in the sample container/bag and immediately seal. After sampling is performed immediately reseal the drum/box the sample was drawn from. Continue until all samples are selected, using one bag or container per drum or box to collect the sample. Mark each individual sample with the propellant lot number, drum/box number from which the sample was removed, and annotate with the ship to address identified in paragraph a.

d. The sample shall be prepared for shipment to ARDEC in accordance with the following:

(1) Place bulk propellant samples in a clean and dry watervapor proof antistatic bag or container of minimum size to hold the sample and to allow for grounding as required. Seal bag by one of the following methods:

(a) folding the opening over three times to close and apply two single wraps of tape that overlaps itself a minimum of one inch.

(b) gather the opening together and tie with a twist tie.

(2) Propellant shall not be removed from increment bags.

(3) Large grain or stick propellant shall be individually wrapped in plastic or be bagged and taped.

(4) Outer pack for samples shall consist of standard ammunition packs meeting the requirements of Title 49, Code of Federal Regulations or latest Bureau of Explosives (BOE) Tariff 6000.

e. The results of the propellant reassessment pertaining to its suitability for use shall be provided by the PCO within 90 days after submittal to the laboratory at ARDEC.

(End of statement of work)

(CS7700)

C-6 52.248-4502 CONFIGURATION MANAGEMENT DOCUMENTATION MAY/2001
LOCAL

(a) The contractor may submit Engineering Change Proposals (ECPs), Value Engineering Change Proposals (VECPs) (Code V shall be assigned to an engineering change that will effect a net life cycle cost), including Notices of Revision (NORs), and Requests for Deviation (RFDs) for the documents in the Technical Data Package (TDP). The contractor shall prepare these documents in accordance with the Data Item Descriptions cited in block 04 on the enclosed DD Form 1423, Contract Data Requirements List.

(b) Contractor ECPs/VECPs shall describe and justify all proposed changes and shall include NORs completely defining the changes to be made. Contractors may also submit RFDs, which define a temporary departure from the TDP or other baseline documentation under Government control. The contractor shall not deliver any units incorporating any change/deviation to Government documentation until notified by the Government that the change/deviation has been approved and the change/deviation has been incorporated in the contract.

(c) If the Government receives the same or substantially the same VECPs from two or more contractors, the contractor whose VECP is received first will be entitled to share with the Government in all instant, concurrent, future, and collateral savings.

(d) Duplicate VECPs, which are received subsequently, will be returned to the contractor(s) without formal evaluation, regardless of whether or not the first VECP has been approved and accepted by the Government.

(End of clause)

(CS7600)

C.1 Technical Data Package Review: The contractor shall perform a complete review of the TDP for each of the following booby trap simulators with the goal of identifying deficiencies:

L598 SIMULATOR, BOOBY TRAP, FLASH M117 (NSN: 1370-01-536-8393)
L599 SIMULATOR, BOOBY TRAP, ILLUMINATING M118 (NSN: 1370-01-536-8398)
L600 SIMULATOR, BOOBY TRAP, WHISTLING M119 (NSN: 1370-01-536-8400)

C1.1 TDP Review Report: The review shall be completed within 30 days after contract award. The contractor shall provide a TDP review report DI-MISC-80750. Block 10.2 shall be modified to read The Technical Data Package shall be reviewed and the report shall advise as to the following: Block 10.2.2 shall not apply. Any recommended changes to the TDP shall not decrease functional performance of the end item.

C.2 Producibility Analysis: The contractor shall perform a producibility analysis on each of the following booby trap simulators covered in this contract with the goal of identifying opportunities for improvement:

L598 SIMULATOR, BOOBY TRAP, FLASH M117 (NSN: 1370-01-536-8393)
L599 SIMULATOR, BOOBY TRAP, ILLUMINATING M118 (NSN: 1370-01-536-8398)
L600 SIMULATOR, BOOBY TRAP, WHISTLING M119 (NSN: 1370-01-536-8400)

C.2.1 Producibility Analysis Report: The analysis shall be completed within 90 days after contract award. The contractor shall provide a producibility analysis report in accordance with DI-MGMT-80797. Block 10.3.A - Individual trade studies shall not be required. Block 10.3.B - In addition to cost reduction, candidate items may also be identified for risk reduction, ease of manufacturing & testing or any topic identified in Block 10.3.A. Justifications for proposed candidate items shall be identified. Any recommended changes to the TDP shall not decrease functional performance of the end item.

C.3 Government Response: After 30 days of review, a joint meeting will be conducted at the contractors facility to review the contractors producibility report. After the meeting, any recommended changes in producibility and enhancement to the TDP shall be incorporated into an ECP (DI-CMAN-80639C) to be submitted to the Contracting Officer for approval. Any ECPs resulting in an increase or decrease in unit price will be negotiated between the Government and the contractor prior to incorporation into the contract.

C.4 TDP Review/Producibility Analysis Disputes: Failure of the parties to agree upon any determination of the necessity for, or the designation of, a change to be made under this portion of the SOW shall be considered a dispute concerning a question of fact within the definition of the Disputes clause of this contract.

C.5 TDP Review/Producibility Analysis Cost Impact: The TDP review, Producibility Analysis and required reports shall be incorporated into the unit price for each item.

C.6 Rights in Technical Data: Any and all data submitted by the contractor under the TDP review/producibility analysis shall be provided to the Government with unlimited rights.

Engineering Services (CLIN 0007):

Throughout the term of the contract it may be advantageous to the Government to utilize the contractor's engineering expertise and/or resources under the contract. In such an event the Government would execute a Delivery Order in association with an Engineering Services Memorandum (ESM). An ESM is a document proposing an additional SOW intended to provide engineering support to the current production contract SOW. It is the intent of the Government that these ESMs will become the contractual vehicle for dealing with all future production problems that cannot be handled solely through Configuration Management. These efforts shall be limited to solving producibility problems, investigation support, maintenance of inventories, and the insertion of new technology. Note: All ESMs will be related to a Configuration Management action that maintains producibility, improves safety or reliability, and/or advances the state of the art and performance of the end product. While an ECP is not required as part of an ESM, the ESM may be required as a result of an ECP (e.g. inventory maintenance to correct Government deficiency) or may result in an ECP (e.g. producibility change, safety improvement, or technological advance).

Scope. ESMs may be necessary when extensive testing or development and validation of manufacturing processes are required, or when maintenance of existing inventories is required to correct a safety or reliability problem, or investigate ECPs, and other duties are required. The Government will initiate all ESMs under the contract. Proposed ESMs shall address one of the following areas for consideration:

Producibility. Efforts necessary to maintain production of the current item or designs introduced under this contract. Specific problems to resolve may include obsolescence of components, environmental and safety constraints or TDP updates to manage life-cycle to include storage and periodic shelf life testing.

Investigation Support. Efforts necessary to support investigations into a field reported safety or reliability problem, e.g., malfunctions or surveillance testing. The scope of investigation will be identified in the ESM.

Existing Inventory Maintenance. Maintenance or rework to existing Government inventories to prevent or correct deficiencies beyond the scope of the warranty affecting safety or reliability. Requirements for this service normally result in an ECP to the existing Government configuration baseline that corrects the deficiency. An example scenario: 1) Field incident impacting safety, 2) Investigation finds TDP deficiency, 3) ECP generated amending TDP for future production, 4) ESM submitted to rework existing Government inventories with deficiency 5) Potential changes to shelf life testing as required by the customer.

Technology Insertion. Efforts necessary to insert new, state-of-the-art, advanced, or alternate technology into production. The scope of the effort would be restricted to development and validation of the manufacturing processes for the insertion of the new technology. No research and development of new technologies shall be pursued under the pretense of an ESM; however, qualification testing in support of standardization and material release are permissible and may hypothetically extend to interface qualification testing with other systems.

Requirements. The contractor may not commence any work against an ESM until after a formal Delivery Order incorporating the ESM is issued under the contract. The contractor is required to report all performance in accordance with the respective Delivery Order and the provisions of Section H (Special Provisions) of this contract. All ESMs shall be closed out by the submission of a final report. The required format and data to be included in the final report shall be as defined in each respective Delivery Order. The Government shall have unlimited rights to all data generated under an ESM unless otherwise agreed to in advance by the parties prior to award of the respective delivery order.

Additionally, offerors shall take notice of the provisions in Section H, page 38.

*** END OF NARRATIVE C0001 ***

SECTION D - PACKAGING AND MARKING

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm

	Regulatory Cite	Title	Date
D-1	52.211-4508 LOCAL	PACKAGING REQUIREMENTS	JUL/1997

(a) Packaging shall be in accordance with 13013057 Revision F, dated 16 JULY 2008.

(b) When lot numbering is required, no more than one lot shall be packaged in an outer shipping container.

(c) Marking shall be in accordance with: 13013057, Revision F, dated 16 JULY 2008. 2-D Bar Code markings are required IAW drawing 12999545, Revision B, DATED 7 JULY 2005.

THE FOLLOWING APPLY:

PERFORMANCE ORIENTED PACKAGING (POP) TESTING AND REPORTING: Shall be in accordance with Engineering Exceptions found on Section C. DI-PACK-81059 applies.

PERFORMANCE ORIENTED PACKAGING (POP) VERIFICATION: In no case shall a container be shipped if the gross weight marked on the package is greater than the POP certified weight. If the average gross weight of the packed containers (determined by weighing two representative samples and averaging the weight) is greater than the certified weight, container marking operations shall cease and the procuring activity shall be contacted immediately.

EXCEPTION TO POP MARKINGS: If the container is manufactured outside the USA, the contractor shall not apply the UN POP certification mark provided in this contract (if applicable). The contractor/container manufacturer (outside the USA) is responsible to perform the UN POP certification tests and apply the marking authorized by the Transportation Competent Authority of the country of manufacture.

PROPER SHIPPING NAME MARKING VERIFICATION: Prior to marking the shipping container the contractor must verify and mark the Proper Shipping Name and Identification Number in accordance with the Joint Hazard Classification System for items which have been Final Hazard Classified. For those items not Final Hazard Classified, marking shall be in accordance with a current Interim Hazard Classification.

Heat treat requirements for all non-manufactured wood used in packaging applies to this contract. Foreign manufacturers shall have the heat treatment of non-manufactured wood products verified in accordance with their National Plant Protection Organization's compliance program.

(End of clause)

(DS6303)

D-2	52.247-4517 LOCAL	PALLETIZATION INSTRUCTION	MAR/1992

Palletization shall be in accordance with 19-48-4116/113D, Revision 1, June 2007, and 19-48-4116, Revision 11, dated July 2008. Marking shall be in accordance with ACV00561, Revision F, dated 2 December 2008. 2-D Bar Code marking is required.

Heat treat requirements for all non-manufactured wood used in the palletized load applies to this contract. Foreign manufacturers shall have the heat treatment of non-manufactured wood products verified in accordance with their National Plant Protection Organization's compliance program.

(End of clause)

(DS6204)

SECTION E - INSPECTION AND ACCEPTANCE

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm

This document incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:

http://farsite.hill.af.mil/VFFARA.HTM or http://farsite.hill.af.mil/VFDFARA.HTM or http://farsite.hill.af.mil/VFAFARa.HTM

If the clause requires additional or unique information, then that information is provided immediately after the clause title.

	Regulatory Cite	Title	Date
E-1	52.246-2	INSPECTION OF SUPPLIES--FIXED-PRICE	AUG/1996
E-2	52.246-16	RESPONSIBILITY FOR SUPPLIES	APR/1984
E-3	52.209-4512 LOCAL	FIRST ARTICLE TEST (CONTRACTOR TESTING)	MAY/1994

(a) The first article shall consist of:

M117: As per required by paragraph 4.3 Table I (First Article Inspection) of MIL-S-10521K (AR) with Amendment 3.

M118: The first article sample shall consist of the items in sample quantities as indicated in Table 1, section 4.3, of MIL-S-10555H (PA). First article shall also include sample item for packing, packaging, marking and palletization requirements of contract Section D.

M119: As per required by paragraph 4.3 Table I (First Article Inspection) of MIL-S-10522K (PA) with Amendment 1.

*The contractor shall ensure that all First Article Testing is completed and accepted prior to the production of full-up simulator assemblies. Once components are accepted, the contractor shall produce and assemble full functioning simulators. Once component production is complete, the functional portion of the FAT shall occur.

which shall be examined and tested in accordance with contract requirements, the item specifications, Quality Assurance Provisions (QAPS) and all drawings listed in the Technical Data Package.

(b) The first article shall be representative of items to be manufactured using the same processes and procedures and at the same facility as contract production. All parts and materials, including packaging and packing, shall be obtained from the same source of supply as will be used during regular production. All components, subassemblies, and assemblies in the first article sample shall have been produced by the Contractor (including subcontractors) using the technical data package provided by the Government.

(c) The first article shall be inspected and tested by the contractor for all requirements of the drawing(s), the QAP(s), and specification(s) referenced thereon, except for:

(1) Inspections and tests contained in material specifications provided that the required inspection and tests have been performed previously and certificates of conformance are submitted with the First Article Test Report.

(2) Inspections and tests for Military Standard (MS) components and parts provided that inspection and tests have been performed previously and certifications for the components and parts are submitted with the First Article Test Report.

(3) Corrosion resistance tests over 10 days in length provided that a test specimen or sample representing the same process has successfully passed the same test within 30 days prior to processing the first article, and results of the tests are submitted with the First Article Test Report.

(4) Life cycle tests over 10 days in length provided that the same or similar items manufactured using the same processes have successfully passed the same test within 1 year prior to processing the first article and results of the tests are submitted with the First Article Test Report.

(5) Onetime qualification tests, which are defined as a onetime on the drawing(s), provided that the same or similar item manufactured using the same processes has successfully passed the tests, and results of the test are on file at the contractor's facility and certifications are submitted with the First Article Test Report.

(d) The Contractor shall provide to the Contracting Officer at least 15 calendar days advance notice of the scheduled date for final inspection and test of the first article. Those inspections which are of a destructive nature shall be performed upon additional sample parts selected from the same lot(s) or batch(es) from which the first article was selected.

(e) A First Article Test Report shall be compiled by the contractor documenting the results of all inspections and tests (including supplier's and Vendor's inspection records and certifications, when applicable). The First Article Test Report shall include actual inspection and test results to include all measurements, recorded test data, and certifications (if applicable) keyed to each drawing, specification and QAP requirement and identified by each individual QAP characteristic, drawing/specification characteristic and unlisted characteristic. The Government Quality Assurance Representative's (QAR) findings shall be documented on DD Form 1222, Request for and Results of Tests, and attached to the contractor's test report. Two copies of the First Article Test Report and the DD Form 1222 will be submitted through the Administrative Contracting Officer to the Contracting Officer with an additional information copy furnished to AMSJM-CDC/QAP, AMSRD-AAR-QEM-B, and MCPD.

(f) Notwithstanding the provisions for waiver of first article, an additional first article sample or portion thereof, may be ordered by the Contracting Officer in writing when (i) a major change is made to the technical data, (ii) whenever there is a lapse in production for a period in excess of 90 days, or (iii) Whenever a change occurs in place of performance, manufacturing process, material used, drawing, specification or source of supply. When conditions (i), (ii), or (iii) above occurs, the Contractor shall notify the Contracting Officer so that a determination can be made concerning the need for the additional first article sample or portion thereof, and instructions provided concerning the submission, inspection, and notification of results. Costs of the first article testing resulting from production process change, change in the place of performance, or material substitution shall be borne by the Contractor.

(End of clause)

(ES6031)

E-4 52.246-4550 HIGHER-LEVEL CONTRACT QUALITY REQUIREMENT FEB/2004
LOCAL

(a) Definition. "Contract date", as used in this clause, means the date set for bid opening; or if this is a negotiated contract or a modification, the effective date of this contract or modification.

(b) The Contractor shall comply with:

(X) ISO 9001-2000; only design/development exclusions permitted

( ) ISO 9001-2000; no exclusions permitted

or an alternate program/system approved by the activity listed in block 7 of the Standard Form 33, in effect on the contract date and which is hereby incorporated into this contract.

(End of clause)

E-5 52.245-4545 MIL-STD-1916 OCT/2000
LOCAL

The Department of Defense (DoD) Preferred Methods for this Acceptance of Product, MIL-STD-1916, shall be used for this procurement action. All references to MIL-STD-105, MIL-STD-414, MIL-STD-1235, and ANSI Z1.4 appearing in the Technical Data Package (TDP) are replaced by MIL-STD-1916. Verification Levels (VL) shall replace AQLs and shall be VL IV for major characteristics and VL II for minor characteristics.

(End of clause)

(ES7650)

E-6 52.246-4506 STATISTICAL PROCESS CONTROL (SPC) MAR/2006

Part I General Statistical Process Control Requirements

(a) In addition to the quality requirements of the technical data package, the Contractor shall implement Statistical Process Control (SPC) in accordance with a government accepted SPC Program Plan. Control chart techniques shall be in accordance with the American National Standards Institute (ANSI) B1, B2 and B3. Alternate SPC charting methods may be proposed and submitted to the Government for review.

(b) The SPC Program Plan developed by the contractor shall consist of a general plan and a detailed plan. The plans shall be structured as delineated on the Data Item Description referenced in the DD Form 1423. The general and the detailed plans shall be submitted to the government for review per DD Form 1423 requirements. Notification by the Government of acceptance or nonacceptance of the plans shall be provided in accordance with the timeframes specified on the DD Form 1423. Once a general plan for a facility has been approved by this Command, the approval remains in effect for subsequent contracts as long as the contractual requirements remain substantially unchanged from contract to contract. Therefore, resubmission of a previously accepted general SPC plan is not required if current SPC contract clause and Data Item Description (DID) requirements are fulfilled. If this Command has previously accepted the general SPC plan under essentially the same SPC contractual requirements, so indicate by providing the Contracting Officer with the following information:

Date of Acceptance ______________

Contract Number(s) ______________

(c) The contractor is responsible for updating the general plan to current SPC contractual requirements. If errors or omissions are encountered in a previously accepted SPC general plan, opportunities for improvement will be identified by the Government, and corrective action shall be accomplished by the contractor.

(d) A milestone schedule will be submitted for those facilities who do not have, or have never had, a fully implemented SPC program and will not have a fully operational SPC program once production is initiated. The milestones shall provide a time phased schedule of all efforts planned relative to implementation of an SPC program acceptable to the Government. A milestone schedule shall include implementation start and complete dates for those SPC subjects addressed in the Statistical Process Control Statement of Work located in Part II of this clause. The milestone schedule shall only include those actions that cannot be accomplished prior to first article or the initiation of production, if a first article is not required. Milestones shall be developed for each commodity identified for SPC application. Milestones shall be submitted through the Government Quality Assurance Representative to the Contracting Officer for review and acceptance. Any deviations from the accepted milestones, to include justification for such deviations, shall be resubmitted through the same channels for review. The Government reserves the right to disapprove any changes to the previously accepted milestones. Notification by the Government of the acceptance or nonacceptance of the milestones shall be furnished to the Contractor by the Contracting Officer.

(e) The Contractor shall review all process and operation parameters for possible application of SPC techniques. This review shall include processes and operations under the control of the prime contractor and those under the control of subcontractor or vendor facilities. A written justification shall be included in the detailed plan for each process and operation parameter that controls or influences characteristics identified as critical, special, or major which have been deemed impractical for the application of SPC techniques. A pamphlet on application of SPC for short production runs is available through the Contracting Officer.

(f) Statistical evidence in the form of control charts shall be prepared and maintained for each process or operation parameter identified in the detailed plan. These charts shall identify all corrective actions taken on statistical signal. During production runs, control charts shall be maintained in such a manner to assure product is traceable to the control charts. At the conclusion of the production run, a collection of charts traceable to the product shall be maintained for a minimum of 3 years. The control charts shall be provided to the Government for review at any time upon request.

(g) When the process or operation parameter under control has demonstrated both stability and capability, the Contractor may request, in writing, through Administrative Contracting Officer (ACO) and Contracting Officer (CO) channels to the Product Assurance and Test Directorate, that acceptance inspection or testing performed in accordance with contract requirements be reduced or eliminated. Upon approval by the CO, acceptance shall then be based upon the accepted SPC plan, procedures, practices and the control charts.

(h) The Government will not consider requests for reduction or elimination of 100% acceptance inspection and testing of if any one of the following conditions exist:

(1) The existing process currently utilizes a fully automated, cost-effective, and sufficiently reliable method of 100% acceptance inspection or testing for an attribute-type critical parameter or characteristic.

(2) The Contractor utilizes attribute SPC control chart methods for the critical parameter or characteristic.

(3) The critical parameter or characteristic is a first order, single point safety failure mode (nonconformance of the critical parameter or characteristic in and of itself would cause a catastrophic failure).

(i) The Government will only consider reduction or elimination of the 100% acceptance inspection or test requirement for other critical parameters or characteristics if either of the following conditions are met:

(1) The process is in a state of statistical control utilizing variable control chart methods for the critical parameter or characteristic under control and the process performance index (Cpk) is at least 2.0. The Contractor shall maintain objective quality evidence through periodic audits that the process performance index is being maintained for each production delivery.

(2) The critical parameter or characteristic is conclusively shown to be completely controlled by one or more process or operation parameters earlier in the process, and those parameters are in a state of statistical control utilizing variable data, and the product of the probability of the conformance for each earlier parameter associated to the critical characteristic is better than or equal to a value equivalent to that provided by a Cpk of at least 2.0. The Contractor shall maintain objective quality evidence through periodic audits that the process performance indexes are being maintained for each production delivery.

(j) For characteristics other than critical, requests for reduction or elimination of acceptance inspection and testing shall be considered when the process performance index is greater than or equal to a Cpk of 1.33 for variables data. Requests shall be considered for attributes data when the percent beyond the specification limits is less than or equal to .003 (Cpk=1.33).

(k) Process or operation parameters under reduced or eliminated inspection or testing that undergo a break in production less than 6 months in length, may continue to operate under reduced or eliminated inspection or testing provided there has been no degradation below a Cpk of 1.33 (2.0 for criticals). Any break in production greater than 6 months shall require resubmission of the request for reduction or elimination of inspection or testing through the same channels cited in paragraph (g) above.

(l) Not used.

(m) Immediately following a change to a process or operation parameter under reduced or eliminated inspection, the process capability (Cp) or process performance indexes (Cpk) shall be recalculated and documented for variable data; the grand average fraction defective shall be recalculated for attribute data. If any of these values have deteriorated, immediate notification shall be made to the Government along with the associated documentation. Return to original inspection and test requirements may be imposed as stipulated in paragraph n below.

(n) The Government reserves the right to withdraw authorization to reduce or eliminate final acceptance inspection or testing and direct the Contractor to return to original contract inspection or test procedures at any indication of loss of process control or deterioration of quality.

Part II Detailed requirements pertaining to plan submittal

In accordance with DI-MGMT-80004 and Part I of this clause, the following supplemental information shall be considered and used when designing your general and detailed SPC plans.

1.0 General Management Plan

This section shall define management's SPC responsibilities and involvement and shall include management's commitment to continuous process improvement. The plan shall embrace a total commitment to quality and shall be capable of standing on its own merit.

1.1 Policy/Scope:

Describe the Contractor's policy for applying SPC, including goals and management commitment to SPC.

1.2 Applicable Document:

List documents that are the basis for the contractor's SPC program (i.e., ANSI standard, textbooks, Government documents).

1.3 SPC Management Structure:

Define the SPC management structure within the organization. Identify and include interrelationships of all departments involved in SPC (i.e., Production, Quality, Engineering, Purchasing, etc.) Identify by job title or position all key personnel

within departments involved in the application of SPC. Describe which functions are performed by key personnel and when these functions are performed (i.e., include personnel responsible for performing inspections/audits, charting and interpreting data; personnel responsible for determining, initiating and implementing corrective action upon detecting assignable causes, etc.)

1.4 SPC Training:

Identify by job title or position the primary individual responsible for overseeing that SPC training is accomplished. Describe the qualification program required and in use for all personnel utilizing SPC techniques, including the qualification of trainers. Identify who is to be trained and the type, extent and length of such training (i.e., on-the-job, classroom, etc.). Identify when refresher training is required and how personnel using SPC techniques are monitored.

1.5 Manufacturing Controls:

Identify the criteria for performing SPC gage capability studies and describe how and when these studies are applied. Repeatability and accuracy of gages should be addressed.

1.6 Determination of SPC Use:

Describe how the process/operation parameters are determined appropriate for SPC application and explain what actions are taken if SPC is not deemed appropriate for critical, special and major process/operation parameters (i.e., Pareto analysis; analysis of characteristics with tight tolerances, etc.)

1.7 Process Stability and Capability:

a. Identify the criteria for performing process capability studies and describe how and when these studies are applied. Describe how the process capability index is calculated and include the frequency of these calculations. Describe what actions are taken as a result of each process capability study. Describe the contractor's methodologies when process capability is for variable and attribute data. To determine a capable process, the process/operation parameters shall meet the following requirements:

(1) Variable Data. Process capability (Cp) shall be determined. Process performance index shall be greater than or equal to 1.33 (Cpk). For critical parameters/characteristics, the process performance index shall be greater than or equal to 2.0 (Cpk).

(2) Attribute Data: Process capability/performance shall be the percent beyond the upper/lower specification limit less than or equal to .003 percent (Cpk=1.33).

b. Describe what actions will be taken if process/operation is sub-marginal or marginal. (Cpk less than 1.33 or 2.0 for criticals) or grand average fraction defective is greater than .003 percent).

c. Include analysis of statistical distributions and define all formulas and symbology utilized.

1.8 Control Chart Policy:

a. Type of charts to be used (i.e., x bar/R x bar/S, etc.) and rationale for use; the criteria for selection of sample size, frequency of sampling and rational subgroups.

b. Procedures for establishing and updating control limits, including frequency of adjustments.

c. Criteria for determining out-of-control conditions (i.e., trends, points beyond control limits, etc.) and the corrective action taken; to include failure analysis when the process is unstable or when nonconforming product has resulted from unstable processes. Illustrate out-of-control tests.

d. Describe the method of recording pertinent facts on control charts such as changes in raw materiel, machines, manufacturing methods and environment, and corrective actions taken and describe how control charts are traceable to the product.

1.9 Vendor/Subcontractor Purchase Controls:

Identify whether suppliers are required to utilize SPC and describe the extent the vendor's policies and procedures are consistent with in-house procedures of the prime contractor. Describe the following: methods utilized to determine that suppliers have adequate controls to assure defective product is not produced and delivered; the system utilized to audit suppliers, what will be audited and how often; what action will be taken when out-of-control conditions exist at subcontractor/vendor facilities.

1.10 SPC Audit System:

At a minimum, the contractor's SPC Audit System shall consist of auditing compliance with the planned arrangements specified in the general and detailed SPC plans followed by a review and analysis of the outcome to include implementation of necessary corrective action.

1.11 SPC Records:
Identify various records to be used in support of SPC and describe their use. Identify retention periods.

2.0 Detailed Plan:
This section shall detail specific manufacturing process/operation parameters under control.

2.1 Control of Process/Operation Parameters or Characteristics:

a. Identify the following for each process/operation by name or characteristic under control:

(1) Identify process/operation by name or characteristic and provide rationale for selection; justification for non-selection if the parameter or characteristic is identified as critical, special and/or major.

(2) Describe how the characteristic is produced; the chain of events, type and number of machines involved, location of manufacturing facility, tolerances maintained, etc.

(3) Production and inspection machinery used. Include the production rate, number of shifts and length of shifts plus whether inspection is fully or semi-automatic or manual. If manual, identify the type of gages in use.

(4) Identify the type of charts to be maintained and whether the process/operation is performed in-house or subcontracted out; identify facility/vendor where process/operation parameters are targeted for SPC.

2.2 Reduction or Elimination of Inspection/Test: The Procuring Contracting Officer (PCO) will accept submissions of requests for reduction or elimination of final acceptance inspection/testing when the requirements of the SPC contract clause and this SOW are met. Each request shall contain and/or address the following: control charts documenting twenty (20) consecutive production shifts or more for the same process/operation parameter under control; type of control chart utilized; control chart limits and process average or grand average fraction defective (as applicable); definition of out-of-control condition and corrective actions taken during out-of-control conditions; specification and part number.

(End of clause)

(ES7034)

E-7 52.246-4528 REWORK AND REPAIR OF NONCONFORMING MATERIAL MAY/1994
LOCAL

(a) Rework and Repair are defined as follows:

(1) Rework - The reprocessing of nonconforming material to make it conform completely to the drawings, specifications or contract requirements.

(2) Repair - The reprocessing of nonconforming material in accordance with approved written procedures and operations to reduce, but not completely eliminate, the nonconformance. The purpose of repair is to bring nonconforming material into a usable condition. Repair is distinguished from rework in that the item after repair still does not completely conform to all of the applicable drawings, specifications or contract requirements.

(b) Rework procedures along with the associated inspection procedures shall be documented by the Contractor and submitted to the Government Quality Assurance Representative (QAR) for review prior to implementation. Rework procedures are subject to the QAR's disapproval.

(c) Repair procedures shall be documented by the Contractor and submitted on a Request for Deviation/Waiver, DD Form 1694, to the Contracting Officer for review and written approval prior to implementation.

(d) Whenever the Contractor submits a repair or rework procedure for Government review, the submission shall also include a description of the cause for the nonconformances and a description of the action taken or to be taken to prevent recurrence.

(e) The rework or repair procedure shall also contain a provision for reinspection which will take precedence over the Technical Data Package requirements and shall, in addition, provide the Government assurance that the reworked or repaired items have met reprocessing requirements.

(End of clause)

(ES7012)

E-8 52.246-4531 ACCEPTANCE INSPECTION EQUIPMENT MAY/1994
LOCAL

AIE SHALL BE INITIALLY SUBMITTED 180 DAYS AFTER CONTRACT AWARD. THE GOVERNMENT WILL PROVIDE DISPOSITION WITHIN 45 DAYS AFTER RECEIPT.

(a) Acquisition, maintenance, and disposition of inspection equipment shall be in accordance with ANSI/NCSL Z540-1 or ISO 10012:2003.

(b) The Contractor shall provide all Acceptance Inspection Equipment (AIE) (except for any equipment listed as available in Section H and/or in Appendix I of this contract) necessary to assure conformance of components and end items to contract requirements. Equipment listed as available shall be furnished by the Government in accordance with the Government Property clause of this contract. Government furnished Acceptance Inspection Equipment shall not be used by the contractor or his subcontractors in lieu of work gages.

(c) All AIE shall be available for use prior to First Article submission, if First Article is required, or prior to initiation of production under this contract.

(d) Contractor furnished AIE shall be made (i) in accordance with the equipment drawings specified in Section C description/specifications section), or (ii) in accordance with any other design, provided that the design documentation is approved by the Government. AIE designs utilized for inspection of characteristics that are classified as Minor require approval by the Government Quality Assurance Representative (QAR). AIE design documentation for inspection of characteristics listed as Critical, Special, or Major shall be submitted to the Government for review and approval in accordance with the Contract Data Requirements List, DD Form 1423.

(e) Resubmission of AIE design documentation for approval on a follow on contract is not required provided inspection characteristic parameters) specified in the current technical data package and the previously approved AIE design documentation remain unchanged. The contractor shall provide the contract number and identify previously approved AIE documentation that meets the above prerequisites.

(f) The Government reserves the right to disapprove at any time during performance of this contract, use of any AIE not meeting the requirements of the approved design documentation.

(End of clause)

(ES7010)

E-9 52.246-4532 DESTRUCTIVE TESTING MAY/1994
LOCAL

(a) All costs for destructive testing by the Contractor and items destroyed by the Government are considered as being included in the contract unit price.

(b) Where destructive testing of items or components thereof is required by contract or specification, the number of items or components required to be destructively tested, whether destructively tested or not, shall be in addition to the quantity to the delivered to the Government as set forth in the Contract Schedule.

(c) All pieces of the complete First Article shall be considered as destructively tested items unless specifically exempted by other provisions of this contract.

(d) The Contractor shall not reuse any components from items used in a destructive test during First Article, lot acceptance in-process testing, unless specifically authorized by the Contracting Officer.

(e) The Government reserves the right to take title to all or any items or components described above. The Government may take title to all or any items or components upon notice to the Contractor. The items or components of items to which the Government takes title shall be shipped in accordance with the Contracting Officer's instructions. Those items and components to which the Government does not obtain title shall be rendered inoperable and disposed of as scrap by the Contractor.

(End of clause)

(ES7011)

E-10 52.246-4553 CRITICAL CHARACTERISTICS (SIX SIGMA) JUN/2009

a. The contractors processes shall be designed with the objective of preventing the creation or occurrence of non-conforming critical characteristics (see paragraphs d & e). The contractor shall establish, document and maintain a product specific, critical characteristics control (CCC) plan that shall be submitted to and approved by the Procuring Contracting Officer (PCO) IAW DD Form 1423 and DI-MGMT-80004. The CCC plan shall include or reference all procedures, work and handling instructions and process controls relating to any critical characteristics. Mistake Proofing techniques of the material handling and inspection systems shall be a part of the CCC Plan. Guidance for developing this plan and submitting Critical Plans of Action (CPOA) (paragraph g) can be found at http://www.pica.army.mil/PicatinnyPublic/organizations/ardec/orgchart/quality.shtml.

b. The contractor shall assure its critical processes are robust in design, capable and under control, with the objective of not generating any critical non-conformances. The contractor shall calculate, document, clearly identify, and have a schedule that routinely assess the reliability and effectiveness of its critical processes to prevent generating critical non-conformances as identified in the CCC Plan.

c. An inspection and verification system shall be employed that will verify the robustness of all critical processes. The contractor shall calculate, document, clearly identify, and have a schedule that routinely assess the reliability and effectiveness of its inspection and verification system to detect and prevent critical non-conformance escapes as identified in the CCC Plan. The Government expects that a contractor will allow zero critical escapes. To demonstrate its critical escape risk the contractor will utilize the non-conformance escape risk goal provided below.

(1) Unless otherwise specified immediately below, the calculated critical non-conformance escape risk is 1 in a million (.000001) items delivered. Or:

Alternate calculated Critical Non-conformance Escape risk: N/A

Unless otherwise approved by the PCO, the non-conformance escape risk is the sum of the individual characteristic escape rates. The probability of escape for a single characteristic shall be calculated by multiplying the non-conformance rate(s) entering the inspection system(s) by the error rate of the inspection system(s). These escape rates are then summed and shall not exceed the tolerable critical non-conformance escape risk.

(2) Within 45 days after award, the contractor can elect to submit a phased-in approach on how the non-conformance escape risk will be achieved over a period of time not to exceed 180 days from the date of first article approval, or from initiation of production when first article is not required. Submission will require approval by the Government and is subject to a technical review and analysis. Allowance for a phased-in approach will then become a part of the contract. Disapproval of the contractors submission does not relieve the contractor of its obligation to comply with the terms of this clause.

(3) Based on the maximum error rate defined for the inspection system, the contractor shall develop a test procedure to demonstrate the error rate. As part of the test plan the contractor shall include sufficient test quantities to assure 90% statistical confidence in the resultant rates unless otherwise approved by the PCO. Once established, the contractor shall have a documented schedule to routinely monitor the non-conformance and inspection system error rates to assure they do not exceed the maximum rates allotted.

d. As a result of previous practices, the governments technical data may refer to Critical I, Critical II, and Special characteristics. The use of the term "critical characteristics" within this clause includes Critical I, Critical II and Special characteristics and the use of the term "critical nonconformances" includes those nonconformances pertaining to Critical I, Critical II and Special characteristics. Unless otherwise stated in Section C, these characteristics shall be subject to all requirements of this clause.

e. In addition to critical characteristics defined in the governments technical data (drawings, specifications, etc.), the contractor shall also identify and document in its contractor developed technical data all known material, component, subassembly and assembly characteristics whose non-conformances would likely result in hazardous or unsafe conditions for individuals using, maintaining or depending upon the product. All additional critical characteristics identified by the contractor shall comply with the critical characteristic requirements of the technical data package, supplemented herein. The Critical Item Characteristic List (CICL) review process shall be included in the CCC Plan. The contractor's additional critical characteristics shall be classified in accordance with guidance located at https://qa.pica.army.mil/QAW/qaw_p/safety_policy.htm and shall be submitted to and approved by the PCO prior to production (DI-SAFT-80970A).

f. In the event that a critical non-conformance is found anywhere in the production process, the contractor, as part of its CCC Plan, shall have procedures in place to ensure:

(1) The non-conformance is positively identified and segregated to ensure that nonconforming product does not inadvertently remain in or reenter the production process. This control shall be accomplished without affecting or impairing subsequent non-conformance analysis. Final disposition of non-conforming product shall be documented and audited for traceability.

(2) The operation that produced the non-conforming component or assembly and any other operations incorporating suspect components or assemblies are immediately stopped. (See para h. for exceptions)

(3) The government (PCO) is immediately notified of the critical non-conformance (electronic mail)(DI-SAFT-80970A).

(4) Any suspect material is identified, segregated and suspended from any further processing and shipment.

(5) An investigation is conducted to determine the root cause of the non-conformance and the required corrective actions. An evaluation shall also be conducted with regard to suspect material to ensure that no additional critical non-conformances are present. A report of this investigation shall be submitted to the government (DI-SAFT-80970A). The use of the DID report shall not delay notification to the government as required in f(3) above.

(6) A request to restart manufacturing or to use any suspect material associated with the critical non-conformance is submitted to the government (DI-SAFT-80970A). Restart of production shall not occur until authorized by the PCO, unless previously addressed in the approved CCC Plan. The Government will respond to a restart request within 3 working days. All objective evidence of the investigations to date shall be available for review at the time of restart. Suspect material shall not be used without PCO approval.

(7) The procuring activity reserves the right to refuse acceptance of any suspect material until the root cause or reasonably likely cause of the critical non-conformance has been identified, corrective action has been fully implemented and sufficient evidence has been provided to exclude non-conforming material from the conforming population.

g. The contractor may develop alternative plans and provisions, collectively referred to as a Critical Plan of Action (CPOA), relative to government or contractor identified critical characteristics. All CPOAs are independent and shall be evaluated by the government for this contract. The CPOA and any subsequent revisions submitted IAW DD Form 1423 and DI-MGMT-80004 require PCO approval prior to implementation. Unless otherwise specified at time of approval, contractor shall review and evaluate CPOAs for currency and process improvements at least on an annual basis and submit results to the PCO. Unless otherwise approved by the PCO, each critical characteristic shall require a separate CPOA. If the CPOA includes other documents by reference they shall be submitted upon request. Guidance for the development of a CPOA can be found in the referenced guidance located at paragraph a of this clause.

h. The contractor may continue production with an approved CPOA provided that the critical non-conformance is consistent with the failure mode(s) and rates established in the CPOA. Failure to meet all CPOA requirements will require the contractor to revert back to paragraph f requirements.

i. If a critical non-conformance is discovered beyond its designated inspection point and prior to Government acceptance the contractor shall take actions specified in paragraph f above. If a critical non-conformance is discovered after Government acceptance the Government has the right to invoke the requirements of paragraph f with respect to the contractors remaining production under this contract.

SECTION F - DELIVERIES OR PERFORMANCE

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm

This document incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:

http://farsite.hill.af.mil/VFFARA.HTM or http://farsite.hill.af.mil/VFDFARA.HTM or http://farsite.hill.af.mil/VFAFARa.HTM

If the clause requires additional or unique information, then that information is provided immediately after the clause title.

	Regulatory Cite	Title	Date
F-1	52.211-17	DELIVERY OF EXCESS QUANTITIES	SEP/1989
F-2	52.242-15	STOP-WORK ORDER	AUG/1989
F-3	52.242-17	GOVERNMENT DELAY OF WORK	APR/1984
F-4	52.247-29	F.O.B. ORIGIN	FEB/2006
F-5	52.247-30	F.O.B. ORIGIN, CONTRACTOR'S FACILITY	FEB/2006
F-6	52.247-58	LOADING, BLOCKING, AND BRACING OF FREIGHT CAR SHIPMENTS	APR/1984
F-7	52.247-59	F.O.B. ORIGIN--CARLOAD AND TRUCKLOAD SHIPMENTS	APR/1984
F-8	52.247-61	F.O.B.--ORIGIN--MINIMUM SIZE OF SHIPMENTS	APR/1984
F-9	252.211-7003	ITEM IDENTIFICATION AND VALUATION (AUG 2008) -- ALTERNATE I (AUG 2008)	AUG/2008

F-10 52.247-60 GUARANTEED SHIPPING CHARACTERISTICS DEC/1989

(a) The offeror is requested to complete subparagraph (a)(1) of this clause, for each part or component which is packed or packaged separately. This information will be used to determine transportation costs for evaluation purposes. If the offeror does not furnish sufficient data in subparagraph (a)(1) of this clause, to permit determination by the Government of the item shipping costs, evaluation will be based on the shipping characteristics submitted by the offeror whose offer produces the highest transportation costs or in the absence thereof, by the Contracting Officers best estimate of the actual transportation costs. If the item shipping costs, based on the actual shipping characteristics, exceed the item shipping costs used for evaluation purposes, the Contractor agrees that the contract price shall be reduced by an amount equal to the difference between the transportation costs actually incurred, and the costs which would have been incurred if the evaluated shipping characteristics had been accurate.

(1) To be completed by the offeror:

(i) Type of container: Wood Box _X_, Fiber Box ___, Barrel ___, Reel ___, Drum ___, Other (Specify) ________;

(ii) Shipping configuration: Knocked-down ___, Set-up ___, Nested ___, Other (specify) __PALLETIZED____;

(iii) Size of container: _40_ (Length), x _48 (Width), x _60 (Height) = 80 Cubic Ft;

(iv) Number of items per container __150___ each;

(v) Gross weight of container and contents __60__ Lbs;

(vi) Palletized/skidded _X_Yes ___ No;

(vii) Number of containers per pallet/skid ___32_;

(viii) Weight of empty pallet bottom/skid and sides __30___ Lbs;

(ix) Size of pallet/skid and contents _2,000_ Lbs Cube _______;

(x) Number of containers or pallets/skids per railcar _________ *

Size of railcar ___________

Type of railcar ___________

(xi) Number of containers or pallets/skids per trailer _______*

Size of trailer ___20___ Ft

Type of trailer __CONCX___

* Number of complete units (contract line item) to be shipped in carriers equipment.

(2) To be completed by the Government after evaluation but before contract award:

(i) Rate used in evaluation ________;
(ii) Tender/Tariff _______;
(iii) Item _______________.

(b) The guaranteed shipping characteristics requested in subparagraph (a)(1) of this clause do not establish actual transportation requirements, which are specified elsewhere in this solicitation. The guaranteed shipping characteristics will be used only for the purpose of evaluating offers and establishing any liability of the successful offeror for increased transportation costs resulting from actual shipping characteristics which differ from those used for evaluation in accordance with paragraph (a) of this clause.

(End of Clause)

F-11 52.247-33 F.O.B. ORIGIN, WITH DIFFERENTIALS FEB/2006

(a) The term f.o.b. origin, with differentials, as used in this clause, means --

(1) Free of expense to the Government delivered --

(i) On board the indicated type of conveyance of the carrier (or of the Government, if specified) at a designated point in the city, county, and State from which the shipments will be made and from which line-haul transportation service (as distinguished from switching, local drayage, or other terminal service) will begin;

(ii) To, and placed on, the carriers wharf (at shipside, within reach of the ships loading tackle, when the shipping point is within a port area having water transportation service) or the carriers freight station;

(iii) To a U.S. Postal Service facility; or

(iv) If stated in the solicitation, to any Government-designated point located within the same city or commercial zone as the f.o.b. origin point specified in the contract (the Federal Motor Carrier Safety Administration prescribes commercial zones at Subpart B of 49 CFR part 372); and

(2) Differentials for mode of transportation, type of vehicle, or place of delivery as indicated in Contractors offer may be added to the contract price.

(b) The Contractor shall --

(1)(i) Pack and mark the shipment to comply with contract specification; or

(ii) In the absence of specifications, prepare the shipment in conformance with carrier requirements to protect the goods and to ensure assessment of the lowest applicable transportation charge;

(2)(i) Order specified carrier equipment when requested by the Government; or

(ii) If not specified, order appropriate carrier equipment not in excess of capacity to accommodate shipment;

(3) Deliver the shipment in good order and condition to the carrier, and load, stow, trim, block, and/or brace carload or truckload shipment (when loaded by the Contractor) on or in the carriers conveyance as required by carrier rules and regulations;

(4) Be responsible for any loss of and/or damage to the goods --

(i) Occurring before delivery to the carrier;

(ii) Resulting from improper packing and marking; or

(iii) Resulting from improper loading, stowing, trimming, blocking, and/or bracing of the shipment, if loaded by the Contractor on or in the carriers conveyance;

(5) Complete the Government bill of lading supplied by the ordering agency or, when a Government bill of lading is not supplied, prepare a commercial bill of lading or other transportation receipt. The bill of lading shall show --

(i) A description of the shipment in terms of the governing freight classification or tariff (or Government rate tender) under which lowest freight rates are applicable;

(ii) The seals affixed to the conveyance with their serial numbers or other identification;

(iii) Lengths and capacities of cars or trucks ordered and furnished;

(iv) Other pertinent information required to effect prompt delivery to the consignee, including name, delivery address, postal address and ZIP code of consignee, routing, etc.;

(v) Special instructions or annotations requested by the ordering agency for commercial bills of lading; e.g., This shipment is the property of, and the freight charges paid to the carrier(s) will be reimbursed by, the Government; and

(vi) The signature of the carriers agent and the date the shipment is received by the carrier; and

(6) Distribute the copies of the bill of lading, or other transportation receipts, as directed by the ordering agency.

(c)(1) It may be advantageous to the offeror to submit f.o.b. origin prices that include only the lowest cost to the Contractor for loading of shipment at the Contractors plant or most favorable shipping point. The cost beyond that plant or point of bringing the supplies to the place of delivery and the cost of loading, blocking, and bracing on the type vehicle specified by the Government at the time of shipment may exceed the offerors lowest cost when the offeror ships for the offerors account. Accordingly, the offeror may indicate differentials that may be added to the offered price. These differentials shall be expressed as a rate in cents for each 100 pounds (CWT) of the supplies for one or more of the options under this clause that the Government may specify at the time of shipment.

(2) These differential(s) will be considered in the evaluation of offers to determine the lowest overall cost to the Government. If, at the time of shipment, the Government specifies a mode of transportation, type of vehicle, or place of delivery for which the offeror has set forth a differential, the Contractor shall include the total of such differential costs (the applicable differential multiplied by the actual weight) as a separate reimbursable item on the Contractors invoice for the supplies.

(3) The Government shall have the option of performing or arranging at its own expense any transportation from Contractors shipping plant or point to carriers facility at the time of shipment and, whenever this option is exercised, the Government shall make no reimbursement based on a quoted differential.

(4) Offerors differentials in cents for each 100 pounds for optional mode of transportation, types of vehicle, transportation within a mode, or place of delivery, specified by the Government at the time of shipment and not included in the f.o.b. origin price indicated in the Schedule by the offeror, are as follows:

_______ (carload, truckload, less-load,

_______ wharf, flatcar, driveaway, etc.)

(End of Clause)

F-12	52.247-4504 JMC UNIQUE	TRANSPORTATION SECURITY REQUIREMENTS FOR CONTRACTOR-TO-CONTRACTOR SHIPMENTS	MAR/2004

(a) Supplies procured or furnished under this contract/subcontract, which are shipped between two or more contractors, and which are qualified as sensitive in accordance with DoD 5100.76-M (Physical Security of Sensitive Conventional Arms, Ammunition, and Explosives), or are shipped as DOT Class A or B Explosives, require special Transportation Protective Service (TPS) during shipment from all points of origin to all destinations. TPS will be equivalent to the DoD security standard for the applicable sensitive category or explosive class identified under DoD 5100.76-M and DoD 4500.9R, Defense Transportation Regulation, parts II and III, as added to or amended by applicable military service policies in accordance with guidance provided by Defense Logistics Agency (DLA)/Defense Contract Management Agency (DCMA).

(b) Shipper's Defense Contract Management District/Area Operations (DCMD/DCMAO) transportation offices will furnish assistance in providing the sensitive category of items to be shipped, determining the TPS required, and obtaining the TPS from commercial carriers as necessary.

(c) This clause must be entered in all contracts/subcontracts at any tier.

(End of clause)

(FS7115)

F-13 52.247-4531 COGNIZANT TRANSPORTATION OFFICER SEP/2007
JMC UNIQUE

(a) The contract administration office designated at the time of contract award, or the office servicing the point of shipment if subsequently designated by the original office, will be the contact point to which the contractor will:

(1) Submit, as necessary, DD Form 1659, Application for U.S. Government Shipping Documentation/Instructions (Government Bill(s) of Lading/Export or FMS Shipment), in triplicate at least ten days prior to date supplies will be available for shipment;

(2) Obtain shipping instructions as necessary for F.O.B. Destination delivery, and

(3) Furnish necessary information for MILSTRIP/MILSTAMP or other shipment documentation and movement control, including air and water terminal clearances.

(4) For FMS, at least ten days in advance of actual shipping date the contractor should request verification of "Ship to" and "Notification" address from the appropriate DCMAO.

(b) The contract administration office will provide to the contractor data necessary for shipment marking and freight routing.

(c) The contractor shall not ship directly to a Military air or water port terminal without authorization by the designated point of contact.

(End of clause)

(FS7240)

F-14 52.247-4533 ACCELERATED DELIVERIES, CONTRACTOR INITIATED MAR/1988
LOCAL

Contractor shall not make deliveries earlier than the dates specified in the delivery schedule without the specific written authorization of the Contracting Officer.

(End of clause)

(FS7405)

F-15 52.247-4551 SPECIAL TRANSPORT/LOADING REQUIREMENTS (HAZARDOUS) FEB/1996
JMC UNIQUE

(a) In addition to requirements set forth under General Provision, "Loading, Bracing, and Blocking of Freight Car Shipments," rail shipments will be loaded, blocked and braced in accordance with rules and methods contained in the current editions of Uniform Freight Classification, Association of American Railroads Pamphlet No. 14, Circular 42G and Rules Governing Loading of Commodities on Open Top Cars, Bureau of Explosives Tariff No. BOE 6000 publishing Hazardous Materials Regulations of the Department of Transportation, and Bureau of Explosives Pamphlets No. 6, 6A as applicable. Uniform Freight Classification may be procured from the regulatory classification agent covering territory from which shipment will be made. AAR Pamphlet, Circular and Rules may be procured from the Bureau of Explosives, 59 E. Van Buren St., Chicago, IL 60605. Bureau of Explosives Tariff No. BOE 6000 and Bureau of Explosives pamphlets may be procured from the Bureau of Explosives, Association of American Railroads, 1920 L Street, Washington, D.C. 20036. U.S. Army Defense Ammunition Center and School (USADAC) approved drawings contained within Index of U.S. Army Unitization, Storage and Outloading Drawings for Ammunition and Components is specifically applicable to rail loading, blocking and bracing of this item and may be secured by the Contracting Officer or the Defense Contract Management Agency (DCMA).

(b) Truck shipments will be loaded, blocked and braced in accordance with rules and methods contained in the current editions of National Motor Freight Classification and American Trucking Association, Inc., Motor Carrier's Explosives and Dangerous Articles Tariff, as applicable and effective at the time of shipment. These publications may be procured from the American Trucking Association, Inc., Tariff Order Section, 1616 P St., N.W., Washington, D.C. 20036. USADACS approved drawings contained within Index of U.S. Army Unitization, Storage and Outloading Drawings for Ammunition and Components is specifically applicable to motor, loading, blocking and bracing of this item and can be secured from the Contracting Officer or DCMA.

(c) TOFC "Piggyback" shipments will be loaded, blocked and braced in accordance with Bureau of Explosives Pamphlet No. 6C or AAR Circular No. 43, copies may be obtained from addresses given in para (a) above. USADAC approved drawings contained within Index of U.S. Army Unitization, Storage and Outloading Drawings for Ammunition and Components is specifically applicable to loading, blocking and bracing for TOFC shipments and may be obtained from the Contracting Officer or DCMA.

(d) Container shipments will be loaded, blocked and braced in accordance with USADAC drawings contained within Index of U.S. Army Unitization, Storage and Outloading Drawings for Ammunition and Components which is specifically applicable to loading, blocking and bracing of container shipments and may be secured from the Contracting Officer or the DCMA.

(e) Except as the carrier(s) may be liable, the contractor shall be liable to the Government for any loss or damage resulting from improper loading and/or furnishing and installing dunnage material by the contractor for shipments to be made under this contract.

(End of clause)

(FS7007)

SECTION G - CONTRACT ADMINISTRATION DATA

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm

	Regulatory Cite	Title	Date
G-1	52.232-4501	US ARMY CONTRACTING COMMAND, ROCK ISLAND CONTRACTING CENTER, IMPLEMENTATION OF WIDE AREA WORKFLOW RECEIPT AND ACCEPTANCE (WAWF-RA) FOR ELECTRONIC PROCESSING OF RECEIPT/ACCEPTANCE DOCUMENTS AND PAYMENT	AUG/2008

1. To implement DFARS Clause 252.232-7003, "ELECTRONIC SUBMISSION OF PAYMENT REQUESTS", the U.S. Army Contracting Command, Rock Island Contracting Center, uses Wide Area Workflow Receipt and acceptance (WAWF-RA) to electronically process contractor requests for payment. This application allows DOD contractors to submit and track invoices and receipt/acceptance documents electronically.

2. The contractor is required to use WAWF-RA when processing invoices and receiving reports under this procurement action. Submission of hard copy DD250/invoices will no longer be accepted for payment except as provided in paragraph 3. of this clause.

3. The Contractor may submit a payment request using other than WAWF-RA only when:

(a) The Contracting Officer authorizes use of another electronic form. With such an authorization, the Contractor and the Contracting Officer shall agree to a plan, which shall include a timeline, specifying when the Contractor will transfer to Wide Area Workflow-Receipt and Acceptance;

(b) DoD is unable to receive a payment request in electronic form; or

(c) The Contracting Officer administering the contract for payment has determined, in writing, that electronic submission would be unduly burdensome to the Contractor. In such cases, the Contractor shall include a copy of the Contracting Officer's determination with each request for payment.

4. INSTRUCTIONS:

(a) INITIAL: The contractor shall register to use WAWF at https://wawf.eb.mil . There is no charge to use WAWF. All questions relating to system setup and vendor training can be directed to the help desk at Ogden, UT. Their number is 1-866-618-5988. Web-based training for WAWF is also available at http://www.wawftraining.com/ .

(b) DESCRIPTION OF WAWF-RA TYPES OF INVOICE/RECEIVING REPORTS:

1) Progress Payment (For use under contractually authorized Progress Payments)

2) Performance Based Payment (For use under contractually authorized Performance Based Payments)

3) "COMBO" Invoice/Receiving Report (For Supply CLINS including ammunition items and ammunition related items)

4) "2-in-1" (For Service CLINS only)

5) Cost Voucher (For use with Cost Reimbursement contracts, Time and Material or Labor Hour contracts containing FAR Clauses 52.216-7, "Allowable Cost and Payment" or 52.232-7, "Payments under Time-and-Materials and Labor-Hour Contracts")

(c) CODES: THE FOLLOWING CODES ARE REQUIRED TO ROUTE CONTRACTOR INVOICES THROUGH WAWF:

Contractor Cage Code* ___________

Pay DoDAAC (Department of Defense Activity Address Code)*:

Issue DoDAAC: W52P1J

Admin DoDAAC*:

Inspect by DoDAAC*:

Contracting Officer*

Ship to Code*: (Not Required for Services)

*Required fields in WAWF. Cage Code, Paying, Issuing, and Administering DoDAACS and the assigned Contracting Officer may be found on the face of the award document. When the contract administration is assigned to DCMA; the contractor should contact the assigned Administrative Contracting Officer to obtain the applicable "inspect by" DoDAAC. If contract administration is retained by the Issuing/Procuring Activity; the contractor should contact the assigned Procuring Contracting Officer to obtain the applicable "inspect by" DoDAAC.

(d) SPECIAL ACCOUNTABILITY REQUIREMENTS FOR AMMUNITION AND AMMUNITION RELATED ITEMS (Energetic and Inert)

When items are ready for shipment, the contractor shall prepare and include with each shipment, a receipt and accountability document describing the contents of the shipment. Its purpose is to ensure proper receipt and accountability is maintained for ammunition and ammunition related items. In accordance with DFARS 252.246-7000, contractor submission of the material inspection and receiving information required by Appendix F of the DFARS by using the Wide Area Work Flow (WAWF) electronic form fulfills the requirement for a material inspection and receiving report (DD Form 250). Two copies of the receiving report (paper copies of either the DD Form 250 or the WAWF report that reflect the exact contents of each conveyance) shall be distributed with each shipment, in accordance with Appendix F, Part 4, F-401, and Table 1 of the DFARS. In addition to including a copy of the receipt and accountability document with each shipment, the contractor shall send an electronic copy to the Contracting Officer within one day of shipment.

If the volume of the shipment precludes the use of a single car, truck, or other vehicle, a separate receipt and accountability document shall be prepared and included in the shipment. If the shipped to, marked for, shipped from, mode of shipment, contract quality assurance and acceptance data are the same for more than one shipment made on the same day under the contract, the contractor may prepare one document to cover all shipments; however, each document shall be annotated to reflect the partial of any item on a single vehicle, such as partial 1 of 3, 2 of 3, and 3 of 3 and the document accompanying each shipment shall identify the unique contents of each vehicle, i.e., lot, quantity per lot, etc. For proper receipt and accountability, the WAWF electronic document shall contain, at a minimum, the following information for each shipment:

The "Header Tab" of WAWF must identify the Prime contractor's name and CAGE Code.

Besides the financial requirements of "Unit Price", "Unit of Measure", "Qty. Shipped", the extended dollar "Amount", and the ACRN, the "Line Item" tab of WAWF must identify:

Contract Number
Delivery Order number (if applicable)
Shipment Number
Invoice Number
Item Number (CLIN Number from contract)
Stock Number (NSN)

In the "Description" field of the WAWF document, the MILSTRIP requisition document number and the ammunition Lot and serial number (if applicable) must be annotated for the quantities shipped related to this particular invoice.

NOTE: If there are multiple Lot numbers or multiple MILSTRIP requisition document numbers, each Lot number and MILSTRIP requisition number must be identified separately.

(End of clause)

SECTION H - SPECIAL CONTRACT REQUIREMENTS

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm
This document incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:

http://farsite.hill.af.mil/VFFARA.HTM or http://farsite.hill.af.mil/VFDFARA.HTM or http://farsite.hill.af.mil/VFAFARa.HTM

If the clause requires additional or unique information, then that information is provided immediately after the clause title.

	Regulatory Cite	Title	Date
H-1	52.225-4503 LOCAL	RESTRICTION OF CRITICAL ITEMS AND COMPONENTS	FEB/1993

(a) The items and components listed in paragraphs (b) and (c) are critical to the support of national defense items. As such, it is necessary to create and/or maintain a domestic capability for the production of these items and components by limiting production and procurement to the United States/Canadian industrial base.

(b) Items listed in this paragraph, to include all components contained therein, down to but not including raw materials (unless a more stringent restriction applies as set forth elsewhere in this contract), must be manufactured, assembled, and tested in the United States or Canada. Raw material is defined as material in the mill forms and shapes normally produced for commercial use.

SIMULATOR, BOOBY TRAP, FLASH M117	NSN: 1370-01-536-8393
SIMULATOR, BOOBY TRAP, ILLUMINATING M118	NSN: 1370-01-536-8398
SIMULATOR, BOOBY TRAP, WHISTLING M119	NSN: 1370-01-536-8400

(c) Components listed in this paragraph must be manufactured, assembled, and tested in the United States or Canada.

BLACK POWDER
MAGNESIUM POWDER

In all cases, final assembly and testing of the items listed in the Schedule in Section B of this contract must be performed in the United States or Canada.

(d) The failure of the Contractor or subcontractor(s) to comply with the terms of this clause shall be a material breach of the contract.

(e) The Contractor will insert the substance of this clause, including this paragraph (e), in every subcontract for items or components identified above to ensure flowdown to, but not including, raw materials.

(End of clause)

(HS6306)

H-2	52.242-4560 LOCAL	INSTRUCTIONS FOR PREPARATION AND SUBMISSION OF PRODUCTION PROGRESS REPORTS OF DELAYS IN DELIVERY	JUN/1996

(a) Production Progress Report (DD Form 375) and Production Progress Report Continuation (DD Form 375c) shall be prepared in accordance with instructions thereon. These forms shall be submitted as required for each separate contract item (identified by noun description not by line item number). The remarks section will provide process-oriented information where relevant to the delay.

(b) The contractor shall promptly submit a DD Form 375 reporting any delay in the scheduled delivery or completion as soon as known or anticipated. In addition, the form(s) shall be submitted on a monthly basis within 2 work days after each reporting period, beginning with the end of the first full month following the initial report submission and continuing until contract completion/termination. The forms shall be distributed as follows:

1. Purchasing Office:	ARMY CONTRACTING COMMAND- Rock Island Contracting Center ATTN: CCRC-AM/Carl H. McDonald 1 ROCK ISLAND ARSENAL ROCK ISLAND, IL 61299-8000 Email: carl.mcdonald1@us.army.mil	1 COPY
2. Administration Office:	See Award Document	
3. Production Manager:	HQ, US ARMY JOINT MUNITIONS COMMAND ATTN: AMSJM-CDC/Thomas Laake 1 ROCK ISLAND ARSENAL ROCK ISLAND, IL 61299-6500 Email: thomas.laake@us.army.mil	1 COPY
4. Project Officer:	GIUSEPPE SGROI SFAE-AMO-CCS BLDG 183 BLUFFINGTON RD PICATINNY, NJ 07806-5000 Email: giuseppe.sgroi@us.army.mil	1 COPY

(End of clause)

(HS6028)

H-3 52.242-4591 CONTRACTOR PERFORMANCE INFORMATION DEC/2005

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS, LLC, is advised that after contract award its performance under this contract will be subject to an assessment(s) in accordance with FAR 42.15 and AFARS 5142.1503-90. The Department of Defense (DoD) Contractors Performance Assessment Reporting System (CPARS) will be used to maintain the performance report(s) generated on this contract. The rating system to be used in this assessment shall be as follows:

Exceptional (Dark Blue) Performance meets contractual requirements and exceeds many to the Governments benefit. The contractual performance of the element or sub element being assessed was accomplished with few minor problems for which corrective actions taken by the contractor were highly effective.

Very Good (Purple) Performance meets contractual requirements and exceeds some to the Governments benefit. The contractual performance of the element or sub element being assessed was accomplished with some minor problems for which corrective actions taken by the contractor were effective.

Satisfactory (Green) Performance meets contractual requirements. The contractual performance of the element or sub element contains some minor problems for which corrective actions taken by the contractor appear or were satisfactory.

Marginal (Yellow) Performance does not meet some contractual requirements. The contractual performance of the element or sub element being assessed reflects a serious problem for which the contractor has not yet identified corrective actions. The contractors proposed actions appear only marginally effective or were not fully implemented.

Unsatisfactory (Red) Performance does not meet most contractual requirements and recovery is not likely in a timely manner. The contractual performance of the element or sub element contains serious problem(s) for which the contractors corrective actions appear or were ineffective.

The evaluation procedures to be used in this assessment, which include coordination with the contractor, are detailed in AFARS 5142.1503-90.

(End of clause)

(HS7015)

H-4 52.247-4545 PLACE OF CONTRACT SHIPPING POINT, RAIL INFORMATION MAY/1993
JMC UNIQUE

The bidder/offeror is to fill in the Shipped From address, if different from Place of Performance indicated elsewhere in this section.

Shipped From:

125 SE SWISHER RD

MAYO, FLORIDA 32066

____

For contracts involving F.O.B. Origin shipments furnish the following rail information:

Does Shipping Point have a private railroad siding? _____ YES __X__ NO

If YES, give name of rail carrier serving it: ________________

If NO, give name and address of nearest rail freight station and carrier serving it:

Rail Freight Station Name and Address: JACKSONVILLE, FL

Serving Carrier: UMKNOWN

(End of clause)

(HS7600)

Technology Insertion

At any time during the course of this contract, the Government may require, at its option, the insertion of state-of-the-art, advanced or alternate technology into the booby trap simulators. Technology insertion may be initiated through Engineering Change Proposals and incorporated into the contract via contract modification. If any Engineering Change Proposal would result in the contract price being changed, it may be negotiated as any in scope change under change order modification, and any equitable adjustment shall be incorporated into the contract in the form of a modification.

Engineering Services (CLIN 0007):

Engineering Services Memorandum (ESM) delivery orders shall be placed on a Firm-Fixed-Price (FFP) basis. The Government reserves the right to modify or cancel ESMs in-whole or in-part or change the relative priority assigned the ESM. Delivery date and acceleration or deceleration thereof will normally establish relative priority of ESMs. ESMs will be generated by the Government and will contain the following information as a minimum:

a) Objective of work to be performed
b) Description of proposed work to be performed, within a specific and definitive period of time
c) Scope of Work (SOW) or Statement of Objectives (SOO)
d) Initial relative priority of work to be performed
e) Estimated completion date with a schedule of work to be performed
f) Quality Assurance provisions
g) Inspection and Acceptance criteria.

ESM Delivery Order Proposals: The Government will submit any proposed draft ESMs to the contractor for review, comment and preparation of a delivery order cost proposal. FFP delivery order cost proposals shall identify the necessary labor categories that will apply to the effort and their best estimate of the corresponding number of hours. Costs associated with the efforts described under this paragraph are separately priced under this contract.

*** END OF NARRATIVE H0001 ***

SECTION I - CONTRACT CLAUSES

For Local Clauses See: http://www.afsc.army.mil/ac/aais/ioc/clauses/index.htm

This document incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:

http://farsite.hill.af.mil/VFFARA.HTM or http://farsite.hill.af.mil/VFDFARA.HTM or http://farsite.hill.af.mil/VFAFARa.HTM

If the clause requires additional or unique information, then that information is provided immediately after the clause title.

	Regulatory Cite	Title	Date
I-1	52.202-1	DEFINITIONS	JUL/2004
I-2	52.203-3	GRATUITIES	APR/1984
I-3	52.203-5	COVENANT AGAINST CONTINGENT FEES	APR/1984
I-4	52.203-6	RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT	SEP/2006
I-5	52.203-7	ANTI-KICKBACK PROCEDURES	JUL/1995
I-6	52.203-8	CANCELLATION, RECISSION, AND RECOVERY OF FUNDS FOR ILLEGAL OR IMPROPER ACTIVITY	JAN/1997
I-7	52.203-10	PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY	JAN/1997
I-8	52.203-12	LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS	SEP/2007
I-9	52.203-13	CONTRACTOR CODE OF BUSINESS ETHICS AND CONDUCT	DEC/2008
I-10	52.204-4	PRINTED OR COPIED DOUBLE-SIDED ON RECYCLED PAPER	AUG/2000
I-11	52.204-7	CENTRAL CONTRACTOR REGISTRATION	APR/2008
I-12	52.209-6	PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT	SEP/2006
I-13	52.211-5	MATERIAL REQUIREMENTS	AUG/2000
I-14	52.211-15	DEFENSE PRIORITY AND ALLOCATION REQUIREMENTS	APR/2008
I-15	52.215-2	AUDIT AND RECORDS--NEGOTIATIONS	MAR/2009
I-16	52.215-8	ORDER OF PRECEDENCE--UNIFORM CONTRACT FORMAT	OCT/1997
I-17	52.215-10	PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA	OCT/1997
I-18	52.215-11	PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA--MODIFICATIONS	OCT/1997
I-19	52.215-12	SUBCONTRACTOR COST OR PRICING DATA	OCT/1997
I-20	52.215-13	SUBCONTRACTOR COST OR PRICING DATA--MODIFICATIONS	OCT/1997
I-21	52.215-14	INTEGRITY OF UNIT PRICES	OCT/1997
I-22	52.215-15	PENSION ADJUSTMENTS AND ASSET REVERSIONS	OCT/2004
I-23	52.215-18	REVERSION OR ADJUSTMENT OF PLANS FOR POSTRETIREMENT BENEFITS (PRB) OTHER THAN PENSIONS	JUL/2005
I-24	52.215-21	REQUIREMENTS FOR COST OR PRICING DATA OR INFORMATION OTHER THAN COSTS OR PRICING DATA--MODIFICATIONS	OCT/1997
I-25	52.219-6	NOTICE OF TOTAL SMALL BUSINESS SET-ASIDE	JUN/2003
I-26	52.219-8	UTILIZATION OF SMALL BUSINESS CONCERNS	MAY/2004
I-27	52.219-14	LIMITATIONS ON SUBCONTRACTING	DEC/1996
I-28	52.219-16	LIQUIDATED DAMAGES--SUBCONTRACTING PLAN	JAN/1999
I-29	52.222-3	CONVICT LABOR	JUN/2003
I-30	52.222-4	CONTRACT WORK HOURS AND SAFETY STANDARDS ACT--OVERTIME COMPENSATION	JUL/2005
I-31	52.222-19	CHILD LABOR--COOPERATION WITH AUTHORITIES AND REMEDIES	AUG/2009
I-32	52.222-20	WALSH-HEALEY PUBLIC CONTRACTS ACT	DEC/1996
I-33	52.222-21	PROHIBITION OF SEGREGATED FACILITIES	FEB/1999
I-34	52.222-26	EQUAL OPPORTUNITY	MAR/2007
I-35	52.222-29	NOTIFICATION OF VISA DENIAL	JUN/2003
I-36	52.222-35	EQUAL OPPORTUNITY FOR SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS	SEP/2006
I-37	52.222-36	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES	JUN/1998
I-38	52.222-37	EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS	SEP/2006
I-39	52.222-50	COMBATING TRAFFICKING IN PERSONS	FEB/2009
I-40	52.223-5	POLLUTION PREVENTION AND RIGHT-TO-KNOW INFORMATION	AUG/2003
I-41	52.223-6	DRUG-FREE WORKPLACE	MAY/2001
I-42	52.223-14	TOXIC CHEMICAL RELEASE REPORTING	AUG/2003
I-43	52.225-13	RESTRICTIONS ON CERTAIN FOREIGN PURCHASES	JUN/2008
I-44	52.227-1	AUTHORIZATION AND CONSENT	DEC/2007

	Regulatory Cite	Title	Date
I-45	52.227-2	NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT	DEC/2007
I-46	52.228-5	INSURANCE--WORK ON A GOVERNMENT INSTALLATION	JAN/1997
I-47	52.229-3	FEDERAL, STATE, AND LOCAL TAXES	APR/2003
I-48	52.230-2	COST ACCOUNTING STANDARDS	OCT/2008
I-49	52.230-3	DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES	OCT/2008
I-50	52.230-6	ADMINISTRATION OF COST ACCOUNTING STANDARDS	MAR/2008
I-51	52.232-1	PAYMENTS	APR/1984
I-52	52.232-8	DISCOUNTS FOR PROMPT PAYMENT	FEB/2002
I-53	52.232-11	EXTRAS	APR/1984
I-54	52.232-17	INTEREST	OCT/2008
I-55	52.232-23	ASSIGNMENT OF CLAIMS (JAN 1986) -- ALTERNATE I (APR 1984)	APR/1984
I-56	52.232-25	PROMPT PAYMENT	OCT/2008
I-57	52.232-33	PAYMENT BY ELECTRONIC FUNDS TRANSFER--CENTRAL CONTRACTOR REGISTRATION	OCT/2003
I-58	52.233-1	DISPUTES	JUL/2002
I-59	52.233-3	PROTEST AFTER AWARD	AUG/1996
I-60	52.233-4	APPLICABLE LAW FOR BREACH OF CONTRACT CLAIM	OCT/2004
I-61	52.242-2	PRODUCTION PROGRESS REPORTS	APR/1991
I-62	52.242-13	BANKRUPTCY	JUL/1995
I-63	52.243-1	CHANGES--FIXED PRICE	AUG/1987
I-64	52.244-5	COMPETITION IN SUBCONTRACTING	DEC/1996
I-65	52.244-6	SUBCONTRACTS FOR COMMERCIAL ITEMS	AUG/2009
I-66	52.246-23	LIMITATION OF LIABILITY	FEB/1997
I-67	52.247-15	CONTRACTOR RESPONSIBILITY FOR LOADING AND UNLOADING	APR/1984
I-68	52.247-63	PREFERENCE FOR U.S.-FLAG AIR CARRIERS	JUN/2003
I-69	52.247-68	REPORT OF SHIPMENT (REPSHIP)	FEB/2006
I-70	52.248-1	VALUE ENGINEERING	FEB/2000
I-71	52.249-2	TERMINATION FOR CONVENIENCE OF THE GOVERNMENT (FIXED-PRICE)	MAY/2004
I-72	52.249-8	DEFAULT (FIXED-PRICE SUPPLY AND SERVICE)	APR/1984
I-73	52.251-1	GOVERNMENT SUPPLY SOURCES	APR/1984
I-74	52.253-1	COMPUTER GENERATED FORMS	JAN/1991
I-75	252.203-7000	REQUIREMENTS RELATING TO COMPENSATION OF FORMER DOD OFFICIALS	JAN/2009
I-76	252.203-7001	PROHIBITION ON PERSONS CONVICTED OF FRAUD OR OTHER DEFENSE-CONTRACT-RELATED FELONIES	DEC/2008
I-77	252.203-7002	REQUIREMENT TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS	JAN/2009
I-78	252.204-7000	DISCLOSURE OF INFORMATION	DEC/1991
I-79	252.204-7003	CONTROL OF GOVERNMENT PERSONNEL WORK PRODUCT	APR/1992
I-80	252.204-7004	ALTERNATE A, CENTRAL CONTRACTOR REGISTRATION (52.204-7)	SEP/2007
I-81	252.204-7006	BILLING INSTRUCTIONS	OCT/2005
I-82	252.205-7000	PROVISION OF INFORMATION TO COOPERATIVE AGREEMENT HOLDERS	DEC/1991
I-83	252.209-7004	SUBCONTRACTING WITH FIRMS THAT ARE OWNED OR CONTROLLED BY THE GOVERNMENT OF A TERRORIST COUNTRY	DEC/2006
I-84	252.215-7000	PRICING ADJUSTMENTS	DEC/1991
I-85	252.215-7002	COST ESTIMATING SYSTEM REQUIREMENTS	DEC/2006
I-86	252.223-7002	SAFETY PRECAUTIONS FOR AMMUNITION AND EXPLOSIVES	MAY/1994
I-87	252.223-7003	CHANGE IN PLACE OF PERFORMANCE--AMMUNITION AND EXPLOSIVES	DEC/1991
I-88	252.223-7004	DRUG-FREE WORK FORCE	SEP/1988
I-89	252.223-7006	PROHIBITION ON STORAGE AND DISPOSAL OF TOXIC AND HAZARDOUS MATERIALS	APR/1993
I-90	252.225-7001	BUY AMERICAN ACT AND BALANCE OF PAYMENTS PROGRAM	JAN/2009
I-91	252.225-7006	QUARTERLY REPORTING OF ACTUAL CONTRACT PERFORMANCE OUTSIDE THE UNITED STATES	MAY/2007
I-92	252.225-7012	PREFERENCE FOR CERTAIN DOMESTIC COMMODITIES	DEC/2008
I-93	252.225-7013	DUTY-FREE ENTRY	OCT/2006
I-94	252.226-7001	UTILIZATION OF INDIAN ORGANIZATIONS, INDIAN-OWNED ECONOMIC ENTERPRISES, AND NATIVE HAWAIIAN SMALL BUSINESS CONCERNS	SEP/2004
I-95	252.227-7013	RIGHTS IN TECHNICAL DATA--NONCOMMERCIAL ITEMS	NOV/1995
I-96	252.227-7014	RIGHTS IN NONCOMMERCIAL COMPUTER SOFTWARE AND NONCOMMERCIAL COMPUTER SOFTWARE DOCUMENTATION	JUN/1995
I-97	252.227-7016	RIGHTS IN BID OR PROPOSAL INFORMATION	JUN/1995
I-98	252.227-7019	VALIDATION OF ASSERTED RESTRICTIONS--COMPUTER SOFTWARE	JUN/1995
I-99	252.227-7025	LIMITATIONS ON THE USE OR DISCLOSURE OF GOVERNMENT-FURNISHED INFORMATION MARKED WITH RESTRICTIVE LEGENDS	JUN/1995
I-100	252.227-7027	DEFERRED ORDERING OF TECHNICAL DATA OR COMPUTER SOFTWARE	APR/1988

	Regulatory Cite	Title	Date
I-101	252.227-7030	TECHNICAL DATA--WITHHOLDING OF PAYMENT	MAR/2000
I-102	252.227-7037	VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA	SEP/1999
I-103	252.231-7000	SUPPLEMENTAL COST PRINCIPLES	DEC/1991
I-104	252.232-7003	ELECTRONIC SUBMISSION OF PAYMENT REQUESTS AND RECEIVING REPORTS	MAR/2008
I-105	252.232-7010	LEVIES ON CONTRACT PAYMENTS	DEC/2006
I-106	252.243-7001	PRICING OF CONTRACT MODIFICATIONS	DEC/1991
I-107	252.243-7002	REQUESTS FOR EQUITABLE ADJUSTMENT	MAR/1998
I-108	252.244-7000	SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (DOD CONTRACTS)	AUG/2009
I-109	252.246-7000	MATERIAL INSPECTION AND RECEIVING REPORT	MAR/2008
I-110	252.247-7023	TRANSPORTATION OF SUPPLIES BY SEA	MAY/2002
I-111	252.247-7024	NOTIFICATION OF TRANSPORTATION OF SUPPLIES BY SEA	MAR/2000
I-112	252.251-7000	ORDERING FROM GOVERNMENT SUPPLY SOURCES	NOV/2004
I-113	52.209-3	FIRST ARTICLE APPROVAL -- CONTRACTOR TESTING (SEP 1989) -- ALTERNATE I (JAN 1997)	JAN/1997

(a) The Contractor shall test units as specified in Section E (Clause 52.209-4512 FIRST ARTICLE TEST- CONTRACTOR TESTING) in this contract. At least 15 calendar days before the beginning of first article tests, the Contractor shall notify the Contracting Officer, in writing, of the time and location of the testing so that the Government may witness the tests.

(b) The Contractor shall submit the first article test report within 360 calendar days from the date of this contract (210 calendar days for follow-on orders if required) to AMSJM-CDC/QAP and carl.mcdonald1@us.army.mil marked First Article Test Report: Contract No. ___, Lot/Item No. ___. Within 30 calendar days after the Government receives the test report, the Contracting Officer shall notify the Contractor, in writing, of the conditional approval, approval, or disapproval of the first article. The notice of conditional approval or approval shall not relieve the Contractor from complying with all requirements of the specifications and all other terms and conditions of this contract. A notice of conditional approval shall state any further action required of the Contractor. A notice of disapproval shall cite reasons for the disapproval.

(c) If the first article is disapproved, the Contractor, upon Government request, shall repeat any or all first article tests. After each request for additional tests, the Contractor shall make any necessary changes, modifications, or repairs to the first article or select another first article for testing. All costs related to these tests are to be borne by the Contractor, including any and all costs for additional tests following a disapproval. The Contractor shall then conduct the tests and deliver another report to the Government under the terms and conditions and within the time specified by the Government. The Government shall take action on this report within the time specified in paragraph (b) above. The Government reserves the right to require an equitable adjustment of the contract price for any extension of the delivery schedule, or for any additional costs to the Government related to these tests.

(d) If the Contractor fails to deliver any first article report on time, or the Contracting Officer disapproves any first article, the Contractor shall be deemed to have failed to make delivery within the meaning of the Default clause of this contract.

(e) Unless otherwise provided in the contract, and if the approved first article is not consumed or destroyed in testing, the Contractor may deliver the approved first article as part of the contract quantity if it meets all contract requirements for acceptance.

(f) If the Government does not act within the time specified in paragraph (b) or (c) above, the Contracting Officer shall, upon timely written request from the Contractor, equitably adjust under the changes clause of this contract the delivery or performance dates and/or the contract price, and any other contractual term affected by the delay.

(g) Before first article approval, the acquisition of materials or components for, or the commencement of production of, the balance of the contract quantity is at the sole risk of the Contractor. Before first article approval, the costs thereof shall not be allocable to this contract for

(1) progress payments, or

(2) termination settlements if the contract is terminated for the convenience of the Government.

(h) The Government may waive the requirement for first article approval test where supplies identical or similar to those called for in the schedule have been previously furnished by the offeror/contractor and have been accepted by the Government. The offeror/contractor may request a waiver.

(i) The Contractor shall produce both the first article and the production quantity at the same facility.

(End of Clause)

I-114 52.216-18 ORDERING OCT/1995

(a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from DATE OF CONTRACT AWARD through 31 DECEMBER 2013.

(b) All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c) If mailed, a delivery order or task order is considered issued when the Government deposits the order in the mail. Orders may be issued orally, by facsimile, or by electronic commerce methods only if authorized in the Schedule.

(End of Clause)

I-115 52.216-19 ORDER LIMITATIONS OCT/1995

(a) Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than the minimum quantity in each ordering period for each item according to the price matrix, the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

(b) Maximum order. The Contractor is not obligated to honor --

(1) Any order for a single item in excess of the maximum quantity in each ordering period for each item according to the price matrix,

(2) Any order for a combination of items in excess of the maximum quantity for all items; or

(3) A series of orders from the same ordering office within one calendar year that together call for quantities exceeding the limitation in subparagraph (b)(1) or (2) of this section.

(c) If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216-21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitations in paragraph (b) of this section.

(d) Notwithstanding paragraphs (b) and (c) of this section, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within 7 days after issuance, with written notice stating the Contractors intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

(End of Clause)

I-116 52.216-22 INDEFINITE QUANTITY OCT/1995

(a) This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the maximum. The Government shall order at least the quantity of supplies or services designated in the Schedule as the minimum.

(c) Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractors and Governments rights and obligations with respect to that order to the same extent as if the order were completed during the contracts effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after 12 months from the last order unless otherwise negotiated.

(End of Clause)

I-117 52.243-7 NOTIFICATION OF CHANGES APR/1984

(a) Definitions. Contracting Officer, as used in this clause, does not include any representative of the Contracting Officer.

Specifically Authorized Representative (SAR), as used in this clause, means any person the Contracting Officer has so designated by written notice (a copy of which shall be provided to the Contractor) which shall refer to this subparagraph and shall be issued to the designated representative before the SAR exercises such authority.

(b) Notice. The primary purpose of this clause is to obtain prompt reporting of Government conduct that the Contractor considers to constitute a change to this contract. Except for changes identified as such in writing and signed by the Contracting Officer, the Contractor shall notify the Administrative Contracting Officer in writing promptly, within 14 calendar days from the date that the Contractor identifies any Government conduct (including actions, inactions, and written or oral communications) that the Contractor regards as a change to the contract terms and conditions. On the basis of the most accurate information available to the Contractor, the notice shall state --

(1) The date, nature, and circumstances of the conduct regarded as a change;

(2) The name, function, and activity of each Government individual and Contractor official or employee involved in or knowledgeable about such conduct;

(3) The identification of any documents and the substance of any oral communication involved in such conduct;

(4) In the instance of alleged acceleration of scheduled performance or delivery, the basis upon which it arose;

(5) The particular elements of contract performance for which the Contractor may seek an equitable adjustment under this clause, including --

(i) What contract line items have been or may be affected by the alleged change;

(ii) What labor or materials or both have been or may be added, deleted, or wasted by the alleged change;

(iii) To the extent practicable, what delay and disruption in the manner and sequence of performance and effect on continued performance have been or may be caused by the alleged change;

(iv) What adjustments to contract price, delivery schedule, and other provisions affected by the alleged change are estimated; and

(6) The Contractors estimate of the time by which the Government must respond to the Contractors notice to minimize cost, delay or disruption of performance.

(c) Continued performance. Following submission of the notice required by paragraph (b) of this clause, the Contractor shall diligently continue performance of this contract to the maximum extent possible in accordance with its terms and conditions as construed by the Contractor, unless the notice reports a direction of the Contracting Officer or a communication from a SAR of the Contracting Officer, in either of which events the Contractor shall continue performance; provided, however, that if the Contractor regards the direction or communication as a change as described in paragraph (b) of this clause, notice shall be given in the manner provided. All directions, communications, interpretations, orders and similar actions of the SAR shall be reduced to writing promptly and copies furnished to the Contractor and to the Contracting Officer. The Contracting Officer shall promptly countermand any action which exceeds the authority of the SAR.

(d) Government response. The Contracting Officer shall promptly, within 14 calendar days after receipt of notice, respond to the notice in writing. In responding, the Contracting Officer shall either --

(1) Confirm that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance;

(2) Countermand any communication regarded as a change;

(3) Deny that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance; or

(4) In the event the Contractors notice information is inadequate to make a decision under subparagraphs (d)(1), (2), or (3) of this clause, advise the Contractor what additional information is required, and establish the date by which it should be furnished and the date thereafter by which the Government will respond.

(e) Equitable adjustments.

(1) If the Contracting Officer confirms that Government conduct effected a change as alleged by the Contractor, and the conduct causes an increase or decrease in the Contractors cost of, or the time required for, performance of any part of the work under this contract, whether changed or not changed by such conduct, an equitable adjustment shall be made --

(i) In the contract price or delivery schedule or both; and

(ii) In such other provisions of the contract as may be affected.

(2) The contract shall be modified in writing accordingly. In the case of drawings, designs or specifications which are defective and for which the Government is responsible, the equitable adjustment shall include the cost and time extension for delay reasonably incurred by the Contractor in attempting to comply with the defective drawings, designs or specifications before the Contractor identified, or reasonably should have identified, such defect. When the cost of property made obsolete or excess as a result of a change confirmed by the Contracting Officer under this clause is included in the equitable adjustment, the Contracting Officer shall have the right to prescribe the manner of disposition of the property. The equitable adjustment shall not include increased costs or time extensions for delay resulting from the Contractors failure to provide notice or to continue performance as provided, respectively, in paragraphs (b) and (c) of this clause.

NOTE: The phrases contract price and cost wherever they appear in the clause, may be appropriately modified to apply to cost-reimbursement or incentive contracts, or to combinations thereof.

(End of Clause)

I-118 52.246-17 WARRANTY OF SUPPLIES OF A NON-COMPLEX NATURE JUN/2003

(a) Definitions. As used in this clause--

Acceptance means the act of an authorized representative of the Government by which the Government assumes for itself, or as an agent of another, ownership of existing supplies, or approves specific services as partial or complete performance of the contract.

Supplies means the end items furnished by the Contractor and related services required under the contract. The word does not include data.

(b) Contractors obligations.

(1) Notwithstanding inspection and acceptance by the Government of supplies furnished under this contract, or any condition of this contract concerning the conclusiveness thereof, the Contractor warrants that for 1095 days after acceptance.

(i) All supplies furnished under this contract will be free from defects in material or workmanship and will conform with all requirements of this contract; and

(ii) The preservation, packaging, packing, and marking, and the preparation for, and method of, shipment of such supplies will conform with the requirements of this contract.

(2) When return, correction, or replacement is required, transportation charges and responsibility for the supplies while in transit shall be borne by the Contractor. However, the Contractors liability for the transportation charges shall not exceed an amount equal to the cost of transportation by the usual commercial method of shipment between the place of delivery specified in this contract and the Contractors plant, and return.

(3) Any supplies or parts thereof, corrected or furnished in replacement under this clause, shall also be subject to the terms of this clause to the same extent as supplies initially delivered. The warranty, with respect to supplies or parts thereof, shall be equal in duration to that in paragraph (b)(1) of this clause and shall run from the date of delivery of the corrected or replaced supplies.

(4) All implied warranties of merchantability and fitness for a particular purpose are excluded from any obligation contained in this contract.

(c) Remedies available to the Government.

(1) The Contracting Officer shall give written notice to the Contractor of any breach of warranties in paragraph (b)(1) of this clause within 120 days after discovery of defects.

(2) Within a reasonable time after the notice, the Contracting Officer may either --

(i) Require, by written notice, the prompt correction or replacement of any supplies or parts thereof (including preservation, packaging, packing, and marking) that do not conform with the requirements of this contract within the meaning of paragraph (b)(1) of this clause; or

(ii) Retain such supplies and reduce the contract price by an amount equitable under the circumstances.

(3)(i) If the contract provides for inspection of supplies by sampling procedures, conformance of supplies or components subject to warranty action shall be determined by the applicable sampling procedures in the contract. The Contracting Officer --

(A) May, for sampling purposes, group any supplies delivered under this contract;

(B) Shall require the size of the sample to be that required by sampling procedures specified in the contract for the quantity of supplies on which warranty action is proposed;

(C) May project warranty sampling results over supplies in the same shipment or other supplies contained in other shipments even though all of such supplies are not present at the point of reinspection; provided, that the supplies remaining are reasonably representative of the quantity on which warranty action is proposed; and

(D) Need not use the same lot size as on original inspection or reconstitute the original inspection lots.

(ii) Within a reasonable time after notice of any breach of the warranties specified in paragraph (b)(1) of this clause, the Contracting Officer may exercise one or more of the following options:

(A) Require an equitable adjustment in the contract price for any group of supplies.

(B) Screen the supplies grouped for warranty action under this clause at the Contractors expense and return all nonconforming supplies to the Contractor for correction or replacement.

(C) Require the Contractor to screen the supplies at locations designated by the Government within the contiguous United States and to correct or replace all nonconforming supplies.

(D) Return the supplies grouped for warranty action under this clause to the Contractor (irrespective of the f.o.b. point or the point of acceptance) for screening and correction or replacement.

(4)(i) The Contracting Officer may, by contract or otherwise, correct or replace the nonconforming supplies with similar supplies from another source and charge to the Contractor the cost occasioned to the Government thereby if the Contractor --

(A) Fails to make redelivery of the corrected or replaced supplies within the time established for their return; or

(B) Fails either to accept return of the nonconforming supplies or fails to make progress after their return to correct or replace them so as to endanger performance of the delivery schedule, and in either of these circumstances does not cure such failure within a period of 10 days (or such longer period as the Contracting Officer may authorize in writing) after receipt of notice from the Contracting Officer specifying such failure.

(ii) Instead of correction or replacement by the Government, the Contracting Officer may require an equitable adjustment of the contract price. In addition, if the Contractor fails to furnish timely disposition instructions, the Contracting Officer may dispose of the nonconforming supplies for the Contractors account in a reasonable manner. The Government is entitled to reimbursement from the Contractor, or from the proceeds of such disposal, for the reasonable expenses of the care and disposition of the nonconforming supplies, as well as for excess costs incurred or to be incurred.

(5) The rights and remedies of the Government provided in this clause are in addition to and do not limit any rights afforded to the Government by any other clause of this contract.

(End of Clause)

I-119 252.223-7007 SAFEGUARDING SENSITIVE CONVENTIONAL ARMS, AMMUNITION, AND EXPLOSIVES SEP/1999

(a) Definition. Arms, ammunition, and explosives (AA&E), as used in this clause, means those items within the scope (chapter 1, paragraph B) of DoD 5100.76-M, Physical Security of Sensitive Conventional Arms, Ammunition, and Explosives.

(b) The requirements of DoD 5100.76-M apply to the following items of AA&E being developed, produced, manufactured, or purchased for the Government, or provided to the Contractor as Government-furnished property under this contract:

NOMENCLATURE	NATIONAL STOCK NUMBER	SENSITIVITY/ CATEGORY
Simulator, Booby Trap Flash M117	1370-01-536-8393	4/IV
Simulator, Booby Trap Illuminating M118	1370-01-536-8398	4/IV
Simulator, Booby Trap Whistling M119	1370-01-536-8400	4/IV

(c) The Contractor shall comply with the requirements of DoD 5100.76-M, as specified in the statement of work. The edition of DoD 5100.76-M in effect on the date of issuance of the solicitation for this contract shall apply.

(d) The Contractor shall allow representatives of the Defense Security Service (DSS), and representatives of other appropriate offices of the Government, access at all reasonable times into its facilities and those of its subcontractors, for the purpose of performing surveys, inspections, and investigations necessary to review compliance with the physical security standards applicable to this contract.

(e) The Contractor shall notify the cognizant DSS field office of any subcontract involving AA&E within 10 days after award of the subcontract.

(f) The Contractor shall ensure that the requirements of this clause are included in all subcontracts, at every tier:

(1) For the development, production, manufacture, or purchase of AA&E; or

(2) When AA&E will be provided to the subcontractor as Government-furnished property.

(g) Nothing in this clause shall relieve the Contractor of its responsibility for complying with applicable Federal, state, and local laws, ordinances, codes, and regulations (including requirements for obtaining licenses and permits) in connection with the performance of this contract.

(End of clause)

I-120 52.215-19 NOTIFICATION OF OWNERSHIP CHANGES OCT/1997

(a) The Contractor shall make the following notifications in writing:

(1) When the Contractor becomes aware that a change in its ownership has occurred, or is certain to occur, that could result in changes in the valuation of its capitalized assets in the accounting records, the Contractor shall notify the Administrative Contracting Officer (ACO) within 30 days.

(2) The Contractor shall also notify the ACO within 30 days whenever changes to asset valuations or any other cost changes have occurred or are certain to occur as a result of a change in ownership.

(b) The Contractor shall --

(1) Maintain current, accurate, and complete inventory records of assets and their costs;

(2) Provide the ACO or designated representative ready access to the records upon request;

(3) Ensure that all individual and grouped assets, their capitalized values, accumulated depreciation or amortization, and remaining useful lives are identified accurately before and after each of the Contractors ownership changes; and

(4) Retain and continue to maintain depreciation and amortization schedules based on the asset records maintained before each Contractor ownership change.

(c) The Contractor shall include the substance of this clause in all subcontracts under this contract that meet the applicability requirement of FAR 15.408(k).

(End of Clause)

I-121 52.219-28 POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION APR/2009

(a) Definitions. As used in this clause--

"Long-term contract" means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

"Small business concern" means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is "not dominant in its field of operation" when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b) If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall rerepresent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c) The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/services/contractingopportunities/sizestandardstopics/ .

(d) The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e) Except as provided in paragraph (g) of this clause, the Contractor shall make the rerepresentation required by paragraph (b) of this clause by validating or updating all its representations in the Online Representations and Certifications Application and its data in the Central Contractor Registration, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f) If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g) If the Contractor does not have representations and certifications in ORCA, or does not have a representation in ORCA for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

The Contractor represents that it [ ] is, [ ] is not a small business concern under NAICS Code ____________ assigned to contract number ______________________. [Contractor to sign and date and insert authorized signer's name and title].

(End of clause)

I-122 52.222-39 NOTIFICATION OF EMPLOYEE RIGHTS CONCERNING PAYMENT OF UNION DUES OR FEES DEC/2004

(a) Definition. As used in this clause--

United States means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b) Except as provided in paragraph (e) of this clause, during the term of this contract, the Contractor shall post a notice, in the form of a poster, informing employees of their rights concerning union membership and payment of union dues and fees, in conspicuous places in and about all its plants and offices, including all places where notices to employees are customarily posted. The notice shall include the following information (except that the information pertaining to National Labor Relations Board shall not be included in notices posted in the plants or offices of carriers subject to the Railway Labor Act, as amended (45 U.S.C. 151-188)).

Notice to Employees

Under Federal law, employees cannot be required to join a union or maintain membership in a union in order to retain their jobs. Under certain conditions, the law permits a union and an employer to enter into a union-security agreement requiring employees to pay uniform periodic dues and initiation fees. However, employees who are not union members can object to the use of their payments for certain purposes and can only be required to pay their share of union costs relating to collective bargaining, contract administration, and grievance adjustment.

If you do not want to pay that portion of dues or fees used to support activities not related to collective bargaining, contract administration, or grievance adjustment, you are entitled to an appropriate reduction in your payment. If you believe that you have been required to pay dues or fees used in part to support activities not related to collective bargaining, contract administration, or grievance adjustment, you may be entitled to a refund and to an appropriate reduction in future payments.

For further information concerning your rights, you may wish to contact the National Labor Relations Board (NLRB) either at one of its Regional offices or at the following address or toll free number:

National Labor Relations Board
Division of Information
1099 14th Street, N.W.
Washington, DC 20570
1-866-667-6572
1-866-316-6572 (TTY)

To locate the nearest NLRB office, see NLRB's website at http://www.nlrb.gov

(c) The Contractor shall comply with all provisions of Executive Order 13201 of February 17, 2001, and related implementing regulations at 29 CFR Part 470, and orders of the Secretary of Labor.

(d) In the event that the Contractor does not comply with any of the requirements set forth in paragraphs (b), (c), or (g), the Secretary may direct that this contract be cancelled, terminated, or suspended in whole or in part, and declare the Contractor ineligible for further Government contracts in accordance with procedures at 29 CFR part 470, Subpart B--Compliance Evaluations, Complaint Investigations and Enforcement Procedures. Such other sanctions or remedies may be imposed as are provided by 29 CFR Part 470, which implements Executive Order 13201, or as are otherwise provided by law.

(e) The requirement to post the employee notice in paragraph (b) does not apply to--

(1) Contractors and subcontractors that employ fewer than 15 persons;

(2) Contractor establishments or construction work sites where no union has been formally recognized by the Contractor or certified as the exclusive bargaining representative of the Contractor's employees;

(3) Contractor establishments or construction work sites located in a jurisdiction named in the definition of the United States in which the law of that jurisdiction forbids enforcement of union-security agreements;

(4) Contractor facilities where upon the written request of the Contractor, the Department of Labor Deputy Assistant Secretary for Labor-Management Programs has waived the posting requirements with respect to any of the Contractor's facilities if the Deputy Assistant Secretary finds that the Contractor has demonstrated that--

(i) The facility is in all respects separate and distinct from activities of the Contractor related to the performance of a contract; and

(ii) Such a waiver will not interfere with or impede the effectuation of the Executive order; or

(5) Work outside the United States that does not involve the recruitment or employment of workers within the United States.

(f) The Department of Labor publishes the official employee notice in two variations; one for contractors covered by the Railway Labor Act and a second for all other contractors. The Contractor shall--

(1) Obtain the required employee notice poster from the Division of Interpretations and Standards, Office of Labor-Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW, Room N-5605, Washington, DC 20210, or from any field office of the Department's Office of Labor-Management Standards or Office of Federal Contract Compliance Programs;

(2) Download a copy of the poster from the Office of Labor-Management Standards website at http://www.olms.dol.gov; or

(3) Reproduce and use exact duplicate copies of the Department of Labor's official poster.

(g) The Contractor shall include the substance of this clause in every subcontract or purchase order that exceeds the simplified acquisition threshold, entered into in connection with this contract, unless exempted by the Department of Labor Deputy Assistant Secretary for Labor-Management Programs on account of special circumstances in the national interest under authority of 29 CFR 470.3(c). For indefinite quantity subcontracts, the Contractor shall include the substance of this clause if the value of orders in any calendar year of the subcontract is expected to exceed the simplified acquisition threshold. Pursuant to 29 CFR Part 470, Subpart B--Compliance Evaluations, Complaint Investigations and Enforcement Procedures, the Secretary of Labor may direct the Contractor to take such action in the enforcement of these regulations, including the imposition of sanctions for noncompliance with respect to any such subcontract or purchase order. If the Contractor becomes involved in litigation with a subcontractor or vendor, or is threatened with such involvement, as a result of such direction, the Contractor may request the United States, through the Secretary of Labor, to enter into such litigation to protect the interests of the United States.

(End of Clause)

I-123 52.223-3 HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA JAN/1997

(a) Hazardous material, as used in this clause, includes any material defined as hazardous under the latest version of Federal Standard No. 313 (including revisions adopted during the term of the contract).

(b) The offeror must list any hazardous material, as defined in paragraph (a) of this clause, to be delivered under this contract. The hazardous material shall be properly identified and include any applicable identification number, such as National Stock Number or Special Item Number. This information shall also be included on the Material Safety Data Sheet submitted under this contract.

Material (If none, insert None)	Identification No.
NONE	

(c) This list must be updated during performance of the contract whenever the Contractor determines that any other material to be delivered under this contract is hazardous.

(d) The apparently successful offeror agrees to submit, for each item as required prior to award, a Material Safety Data Sheet, meeting the requirements of 29 CFR 1910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous material identified in paragraph (b) of this clause. Data shall be submitted in accordance with Federal Standard No. 313, whether or not the apparently successful offeror is the actual manufacturer of these items. Failure to submit the Material Safety Data Sheet prior to award may result in the apparently successful offeror being considered nonresponsible and ineligible for award.

(e) If, after award, there is a change in the composition of the item(s) or a revision to Federal Standard No. 313, which renders incomplete or inaccurate the data submitted under paragraph (d) of this clause, the Contractor shall promptly notify the Contracting Officer and resubmit the data.

(f) Neither the requirements of this clause nor any act or failure to act by the Government shall relieve the Contractor of any responsibility or liability for the safety of Government, Contractor, or subcontractor personnel or property.

(g) Nothing contained in this clause shall relieve the Contractor from complying with applicable Federal, State, and local laws, codes, ordinances, and regulations (including the obtaining of licenses and permits) in connection with hazardous material.

(h) The Governments rights in data furnished under this contract with respect to hazardous material are as follows:

(1) To use, duplicate and disclose any data to which this clause is applicable. The purposes of this right are to --

(i) Apprise personnel of the hazards to which they may be exposed in using, handling, packaging, transporting, or disposing of hazardous materials;

(ii) Obtain medical treatment for those affected by the material; and

(iii) Have others use, duplicate, and disclose the data for the Government for these purposes.

(2) To use, duplicate, and disclose data furnished under this clause, in accordance with subparagraph (h)(1) of this clause, in precedence over any other clause of this contract providing for rights in data.

(3) The Government is not precluded from using similar or identical data acquired from other sources.

NOTE: THE CONTRACTOR SHALL PREPARE AND SUBMIT A MATERIAL SAFETY DATA SHEET (MSDS) IN ACCORDANCE WITH THIS CLAUSE TO EACH OF THE FOLLOWING ADDRESSES:

COMMANDER
U.S. ARMY FIELD SUPPORT COMMAND (AFSC)
ATTN: AMSFS-SF
ROCK ISLAND, IL 61299-6000

COMMANDER
U.S. ARMY FIELD SUPPORT COMMAND (AFSC)
ATTN: AMSFS-TD
ROCK ISLAND, IL 61299-6000

COMMANDER
U.S. ARMY JOINT MUNITIONS COMMAND
ATTN: AMSJM-CCA-M
ROCK ISLAND, IL 61299-6000

COMMANDER ARMY TANK AUTOMOTIVE COMMAND
(TACOM-RI)
ATTN: AMSTA-AR-WEP-RP
ROCK ISLAND, IL 61299-7630

(End of Clause)

I-124 52.223-11 OZONE-DEPLETING SUBSTANCES MAY/2001

(a) Definition. Ozone-depleting substance, as used in this clause, means any substance the Environmental Protection Agency designates in 40 CFR Part 82 as--

(1) Class I, including, but not limited to, chlorofluorocarbons, halons, carbon tetrachloride, and methyl chloroform; or

(2) Class II, including, but not limited to hydrochlorofluorocarbons.

(b) The Contractor shall label products which contain or are manufactured with ozone-depleting substances in the manner and to the extent required by 42 U.S.C. 7671j (b), (c), and (d) and 40 CFR Part 82, Subpart E, as follows:

Warning

Contains (or manufactured with, if applicable) *______________________________, a substance(s) which harm(s) public health and environment by destroying ozone in the upper atmosphere.

* The Contractor shall insert the name of the substance(s).

(End of Clause)

I-125 52.252-2 CLAUSES INCORPORATED BY REFERENCE FEB/1998

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address:

http://www.arnet.gov/far/ or http://www.acq.osd.mil/dpap/dars/index.htm or https://webportal.saalt.army.mil/saal-zp/procurement/afars.doc

(End of Clause)

I-126 52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES APR/1984

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of (DEVIATION) after the date of the clause.

(b) The use in this solicitation or contract of any DoD FAR SUPPLEMENT (48 CFR 2) clause with an authorized deviation is indicated by the addition of (DEVIATION) after the name of the regulation.

(End of Clause)

I-127 252.211-7005 SUBSTITUTIONS FOR MILITARY OR FEDERAL SPECIFICATIONS AND STANDARDS NOV/2005

(a) Definition. SPI process, as used in this clause, means a management or manufacturing process that has been accepted previously by the Department of Defense under the Single Process Initiative (SPI) for use in lieu of a specific military or Federal specification or standard at specific facilities. Under SPI, these processes are reviewed and accepted by a Management Council, which includes representatives of the Contractor, the Defense Contract Management Agency, the Defense Contract Audit Agency, and the military departments.

(b) Offerors are encouraged to propose SPI processes in lieu of military or Federal specifications and standards cited in the solicitation. A listing of SPI processes accepted at specific facilities is available via the Internet at http://guidebook.dcma.mil/20/guidebook_process.htm (paragraph 4.2).

(c) An offeror proposing to use an SPI process in lieu of military or Federal specifications or standards cited in the solicitation shall

(1) Identify the specific military or Federal specification or standard for which the SPI process has been accepted;

(2) Identify each facility at which the offeror proposes to use the specific SPI process in lieu of military or Federal specifications or standards cited in the solicitation;

(3) Identify the contract line items, subline items, components, or elements affected by the SPI process; and

(4) If the proposed SPI process has been accepted at the facility at which it is proposed for use, but is not yet listed at the Internet site specified in paragraph (b) of this clause, submit documentation of Department of Defense acceptance of the SPI process.

(d) Absent a determination that an SPI process is not acceptable for this procurement, the Contractor shall use the following SPI processes in lieu of military or Federal specifications or standards:

(Offeror insert information for each SPI process)

SPI Process: ______________________

Facility: ______________________

Military or Federal Specification or Standard: ______________________

Affected Contract Line Item Number, Subline Item Number, Component, or Element: ______________________

(e) If a prospective offeror wishes to obtain, prior to the time specified for receipt of offers, verification that an SPI process is an acceptable replacement for military or Federal specifications or standards required by the solicitation, the prospective offeror

(1) May submit the information required by paragraph (d) of this clause to the Contracting Officer prior to submission of an offer; but

(2) Must submit the information to the Contracting Officer at least 10 working days prior to the date specified for receipt of offers.

(End of clause)

I-128 252.223-7001 HAZARD WARNING LABELS DEC/1991

(a) Hazardous material, as used in this clause, is defined in the Hazardous Material Identification and Material Safety Data clause of this contract.

(b) The Contractor shall label the item package (unit container) of any hazardous material to be delivered under this contract in accordance with the Hazard Communication Standard (29 CFR 1910.1200 et seq). The Standard requires that the hazard warning label conform to the requirements of the standard unless the material is otherwise subject to the labeling requirements of one of the following statutes:

(1) Federal Insecticide, Fungicide and Rodenticide Act;

(2) Federal Food, Drug and Cosmetics Act;

(3) Consumer Product Safety Act;

(4) Federal Hazardous Substances Act; or

(5) Federal Alcohol Administration Act.

(c) The Offeror shall list which hazardous material listed in the Hazardous Material Identification and Material Safety Data clause of this contract will be labeled in accordance with one of the Acts in paragraphs (b)(1) through (5) of this clause instead of the Hazard Communication Standard. Any hazardous material not listed will be interpreted to mean that a label is required in accordance with the Hazard Communication Standard.

MATERIAL (If None, Insert None.)	ACT
NONE	

(d) The apparently successful Offeror agrees to submit, before award, a copy of the hazard warning label for all hazardous materials not listed in paragraph (c) of this clause. The Offeror shall submit the label with the Material Safety Data Sheet being furnished under the Hazardous Material Identification and Material Safety Data clause of this contract.

(e) The Contractor shall also comply with MIL-STD-129, Marking for Shipment and Storage (including revisions adopted during the term of this contract).

(End of clause)

I-129 52.203-5000 (ACC) CONTRACTOR CODE OF BUSINESS ETHICS AND CONDUCT JAN/2009

FAR 52.203-13(b)(3)(i), also included in Section I of this document, requires submission of certain information to the "agency Office of the Inspector General (OIG)". Within the Department of Defense (DoD), the designated agency Office of the Inspector General (OIG) is the DoD OIG at the following address:

Office of the Inspector General
United States Department of Defense
Investigative Policy and Oversight
Contractor Disclosure Program
400 Army Navy Drive, Suite 1037
Arlington, VA 22202-4704
Toll Free Telephone: 866-429-8011

(End of Clause)

I-130 52.201-4500 LOCAL AUTHORITY OF GOVERNMENT REPRESENTATIVE FEB/1993

The Contractor is advised that contract changes, such as engineering changes, will be authorized only by the Contracting Officer or his representative in accordance with the terms of the contract. No other Government representative, whether in the act of technical supervision or administration, is authorized to make any commitment to the Contractor or to instruct the Contractor to perform or terminate any work, or to incur any obligation. Project Engineers, Technical Supervisors and other groups are not authorized to make or otherwise direct changes which in any way affect the contractual relationship of the Government and the Contractor.

(End of clause)

(IS7025)

I-131 52.246-4551 SUPPLEMENTAL WARRANTY INFORMATION JAN/2006

(a) Whenever a request for waiver, deviation, or other change to a requirement in the contract is approved, Contractor responsibilities arising out of provisions of this clause are relieved only to the extent of the terms and conditions specified in the approval.

(b) For purpose of identifying the warranted material to facilities receiving it, the following instructions will apply:

(1) For a quantity of warranted material which has been accepted at origin by the Government, the pertinent DD Form 250 (and the pertinent Ammunition Data Card if the card is contractually required) shall bear the following annotation: "The warranty period of the quantity stated hereon of (enter the item serial/lot number(s) as applicable) begins on (enter the date of acceptance of the quantity) and ends on (enter the date of the end of the warranty period for the quantity).

(2) For a quantity of warranted material which has not been accepted at origin by the Government, the pertinent DD Form 250 (and the pertinent Ammunition Data Card if the card is contractually required) shall bear the following annotation: "The warranty period for the quantity stated hereon of (enter item serial/lot number(s) as applicable) begins on the date of the acceptance of the lot and ends (enter the length of the warranty period) days later."

(End of clause)

(IS7070)

Name of Offeror or Contractor: BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC

SECTION J - LIST OF ATTACHMENTS

List of Addenda	Title	Date	Number of Pages	Transmitted By
Exhibit A	CONTRACT DATA REQUIREMENTS LIST (CDRLS) M117		009	
Exhibit B	CONTRACT DATA REQUIREMENTS LIST (CDRSL) M118		009	
Exhibit C	CONTRACT DATA REQUIREMENTS LIST (CDRLS) M119		008	
Attachment 0001	PRICING MATRIX		002	
Attachment 0002	PRICING MATRIX INSTRUCTIONS & PRICING EVALUATION FACTORS FOR AWARD		003	
Attachment 0003	DOCUMENT SUMMARY LIST- M117		004	
Attachment 0004	DOCUMENT SUMMARY LIST- M118		004	
Attachment 0005	DOCUMENT SUMMARY LIST- M119		004	
Attachment 0006	ADDRESS CODE DISTRIBUTION FOR ECP/RFD/VECP		001	
Attachment 0007	DATA DELIVERY DESCRIPTION- ECP		009	
Attachment 0008	DATA DELIVERY DESCRIPTION- NOR		002	
Attachment 0009	DATA DELIVERY DESCRIPTION- RFD		004	
Attachment 0010	SECURITY STATEMENT OF WORK		003	
Attachment 0011	HAZARDOUS MATERIAL WARNING LABEL		001	
Attachment 0012	GUIDANCE ON DOCUMENTATION OF CDRL		002	
Attachment 0013	INSTRUCTIONS FOR COMPLETING DD FORM 1423		001	
Attachment 0014	ADDRESS LIST		001	
Attachment 0015	DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM		002	
Attachment 0016	INFORMATION ON PROPER MARKING AND RELEASE OF DOCUMENTS		011	
Attachment 0017	DISCLOSURE OF LOBBYING ACTIVITIES		003	
Attachment 0018	LISTING OF GOVERNMENT OWNED PROPERTY TO BE USED FOR PERFORMANCE		002	
Attachment 0019	ECP R08K3015- UPDATE AMMUNITION & EXPLOSIVES 2D BARCODE LABELING REQUIREMENTS		003	
Attachment 0020	ECP R08Q2008- LEAKER PREVENTION INSPECTIONS AND DESCRIPTIVE PACKAGING REQUIREMENTS		023	
Attachment 0021	ECP R08K2070- UPDATES TO SPECIFICATION, REVISIONS TO DRAWINGS IN TDP AND INTRODUCE NEW COAI DRAWINGS		024	
Attachment 0022	BULOVA TECHNOLOGIES ORDNANCE SYSTEMS PROPOSAL AND AMENDMENTS		084	